Exhibit 10.1

LOAN AND SECURITY AGREEMENT

by and among

GTY TECHNOLOGY HOLDINGS INC.,

(Borrower),

THE GUARANTORS PARTY FROM TIME TO TIME PARTY HERETO,

(Guarantors)

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO

(Lenders),

and

ACQUIOM AGENCY SERVICES LLC

(Agent)

Dated as of November 13, 2020

Page

Section 1.	DEFINITIONS	1
Section 2.	TERM LOAN	23
(a)	Loan Advance; Repayment Provisions	23
(b)	Apportionment, Application and Reversal of Payments	24
(c)	Repayment of Term Loan and Other Obligations	25
(d)	Termination of Agreement	25
(e)	Requirements of Law	27
(f)	Taxes	27
(g)	Obligations Absolute	30
Section 3.	INTEREST AND FEES	31
(a)	Interest	31
(b)	Benchmark Transition Event	31
(c)	Default Interest	32
(d)	Interest Act (Canada)	32
(e)	No Usury	33
(f)	Fees	33
Section 4.	CONDITIONS PRECEDENT	34
(a)	Conditions Precedent	34
Section 5.	GRANT OF SECURITY INTEREST	35
Section 6.	PAYMENT AND ADMINISTRATION	37
(a)	Borrower’s Loan Account	37
(b)	Statements	37
(c)	Payments	37
(d)	Use of Proceeds	38
Section 7.	COLLATERAL REPORTING AND COVENANTS	38
(a)	Accounts Covenants	38
(b)	Commercial Tort Claims	39
(c)	Chattel Paper and Instruments	39
(d)	Deposit Accounts and Securities Accounts	39
(e)	Perfection; Further Assurances	39
(f)	Power of Attorney	40
(g)	Right to Cure	40
(h)	Access to Premises	40
(i)	Financing Statements	41
Section 8.	REPRESENTATIONS AND WARRANTIES	41
(a)	Existence, Qualification and Power	41
(b)	Authorization, No Contravention	41
(c)	Binding Effect	41
(d)	Solvency	42
(e)	No Default	42
(f)	Financial Statements; No Material Adverse Change	42

i

(continued)

Page

(g)	Chief Executive Office; Collateral Locations	42
(h)	Name; Place of Organization; Mergers, Amalgamations and Acquisitions	43
(i)	Priority of Liens; Title to Properties	43
(j)	Tax Returns	43
(k)	Litigation	43
(l)	Compliance with Other Agreements and Applicable Laws	43
(m)	Deposit Accounts and Securities Accounts	43
(n)	Accuracy and Completeness of Information	43
(o)	ERISA	44
(p)	Ownership of Loan Parties	44
(q)	Existing Debt and Guarantees	45
(r)	Employee and Labor Matters	45
(s)	Margin Regulations, Investment Company Act	45
(t)	Disclosure	45
(u)	Intellectual Property, Licenses, Etc	46
(v)	Patriot Act	46
(w)	Canadian Pension Plans	46
(x)	Survival of Warranties; Cumulative	46
Section 9.	AFFIRMATIVE AND NEGATIVE COVENANTS	47
(a)	Maintenance of Existence	47
(b)	New Collateral Locations	47
(c)	Compliance with Laws, Regulations, Etc.	47
(d)	Payment of Taxes and Claims	47
(e)	Insurance	47
(f)	Financial Statements and Other Information	48
(g)	Books and Records; Accountants	51
(h)	Post-Closing Conditions	51
(i)	Information Regarding the Collateral	51
(j)	Sale of Assets, Consolidation, Merger, Amalgamation, Dissolution, New Subsidiaries, Etc.	51
(k)	Encumbrances	52
(l)	Indebtedness and Guarantees	52
(m)	Loans, Investments, Etc.	54
(n)	Dividends and Redemptions	55
(o)	Transactions with Affiliates	55
(p)	Financial Covenants	56
(q)	Amendment to Organizational Documents	56
(r)	Costs and Expenses	56
(s)	Further Assurances	56
(t)	Notice of ERISA Matters	56
(u)	Additional Loan Parties	57
(v)	Intellectual Property	57
(w)	Notice of PBSA Matters	59
(x)	SBA PPP Loan	59

ii

(continued)

Page

Section 10.	EVENTS OF DEFAULT AND REMEDIES	60
(a)	Events of Default	60
(b)	Remedies	62
(c)	Equity Cure	63
Section 11.	GUARANTEE	64
(a)	Guarantee	64
(b)	Obligations Unconditional	64
(c)	Waiver of Suretyship Defenses	65
(d)	Reinstatement	65
(e)	Subrogation	65
(f)	Remedies	65
(g)	Instrument for the Payment of Money	65
(h)	Continuing Guarantee	65
(i)	General Limitation on Amount of Obligations Guaranteed	66
(j)	Subordination	66
Section 12.	JURY TRIAL WAIVER; GOVERNING LAW; CERTAIN INDEMNITIES and WAIVERS	66
(a)	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	66
(b)	Waiver of Notices	67
(c)	Waiver of Hearing	67
(d)	Waiver of Counterclaims	68
(e)	Indemnification	68
Section 13.	AMENDMENTS; WAIVERS; ASSIGNMENTS; PARTICIPATIONS	68
(a)	Amendments and Waivers	68
(b)	Assignments and Participations	70
(c)	Replacement of Lenders	72
Section 14.	THE AGENT	72
(a)	Appointment and Authorization	72
(b)	Delegation of Duties	73
(c)	Liability of Agent	73
(d)	Reliance by Agent	74
(e)	Notice of Default or Event of Default	75
(f)	Credit Decision	75
(g)	Indemnification	75
(h)	Agent in Individual Capacity	76
(i)	Successor Agent	76
(j)	Collateral Matters	76
(k)	Restrictions on Actions by Lenders; Sharing of Payments	77
(l)	Agency for Perfection	78
(m)	Payments by Agent to Lenders	78
(n)	Lender’s Failure to Perform	78
(o)	Collateral and Loan Documents	78
(p)	Relation Among Lenders	78

iii

(continued)

Page

Section 15.	MISCELLANEOUS	79
(a)	Notices	79
(b)	Partial Invalidity	79
(c)	Judgment Currency	79
(d)	Successors	79
(e)	Execution in Counterparts; Execution by Fax or E-Mail	80
(f)	No Third-Party Beneficiaries	80
(g)	Entire Agreement	80
(h)	Oral Agreements Ineffective	80
(i)	ULC Limitation	80
(j)	Canadian Terms	81
(k)	Copy of this Agreement	82

Schedules:

Schedule 1	Term Loan Commitments
Schedule 8(g)	Chief Executive Office; Collateral Locations
Schedule 8(h)	Name; Place of Organization; Mergers, Amalgamations and Acquisitions
Schedule 8(k)	Litigation
Schedule 8(m)	Deposit Accounts and Securities Accounts
Schedule 8(p)	Ownership of Loan Parties
Schedule 8(q)	Existing Debt and Guarantees
Schedule 8(u)	Intellectual Property, Licenses, Etc.
Schedule 9(f)(v)	Additional Reporting
Schedule 9(h)	Post-Closing Conditions
Schedule 9(k)	Encumbrances
Schedule 9(p)	Financial Covenants
Schedule 15(a)	Notices

Exhibits:

Exhibit A	Form of Compliance Certificate
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form Excess Cash Flow Certificate
Exhibits D-1-D-4	U.S. Tax Compliance Certificates

iv

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement, dated as of November 13, 2020 (this “Agreement”), is entered into by and among GTY TECHNOLOGY HOLDINGS INC., a Massachusetts corporation (“Borrower”), each of the subsidiary guarantors from time to time party hereto (each a “Guarantor”, and, collectively, the “Guarantors”, and together with Borrower, the “Loan Parties”), the financial institutions from time to time party hereto (each, a “Lender”, and, collectively, “Lenders”), and ACQUIOM AGENCY SERVICES LLC, a Colorado limited liability company (“Acquiom”), as agent for the Lenders (in such capacity, “Agent”).

RECITALS:

WHEREAS, the Loan Parties have requested that Lenders provide Borrower with a term loan credit facility; and

WHEREAS, Lenders are willing to provide a term loan to Borrower on the terms set forth herein, which financing Borrower will use for the purposes permitted hereunder; and

WHEREAS, the Loan Parties’ business is a mutual and collective enterprise and the Loan Parties believe that the making of the loans to the Borrower under this Agreement will be to the mutual advantage of the Loan Parties; and

WHEREAS, each Loan Party acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Loan Parties as provided in this Agreement, by virtue of the Loan Parties’ various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers.

NOW, THEREFOR, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

Section 1.        DEFINITIONS

All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrower, Loan Party, Agent and each Lender pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and permitted assigns. The words “hereof,” “herein,” “hereunder,” “this Agreement,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word “including” when used in this Agreement shall mean “including, without limitation.” An Event of Default shall exist until such Event of Default is waived in accordance with Section 13(a) or is cured in a manner reasonably satisfactory to Agent and the Required Lenders, if such Event of Default is capable of being cured as determined by Agent and the Required Lenders (acting reasonably and in good faith). Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. All references to time of day shall mean local time in New York, New York unless otherwise stated. All references to financial calculations or statements on a “consolidated” basis mean calculations or statements that reflect information and results with respect to the Loan Parties and their respective Subsidiaries on a consolidated basis in accordance with GAAP.

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

“Accounts” has the meaning ascribed to such term in the UCC, and in any event shall include all present and future rights of each Loan Party to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

“Acquiom” has the meaning set forth in the introductory paragraph hereof.

“Affiliate” means with respect to a Person, (a) any officer, director, employee or manager of such Person, and (b) any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such given Person. For the purposes of this Agreement, “Control” shall mean this power, either directly or indirectly (i) to vote 10% or more of any class of voting stock or partnership or other interest of such Person having ordinary voting power for the election of directors for purposes performing similar functions of such person or any subsidiary of such Person, or (ii)  to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise. Unless the context otherwise requires, references to an “Affiliate” shall be deemed to refer to an Affiliate of Borrower.

“Agent” has the meaning set forth in the introductory paragraph hereof.

“Agent Fee Letter” means that certain letter agreement dated as of the Agreement Date between the Borrower and the Agent, as amended and in effect from time to time.

“Agent-Related Persons” means Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of Agent and such Affiliates.

“Agreement Date” means the date as of which this Agreement is dated.

“Application Event” means the occurrence of (a) a failure by Borrower to repay all of the Obligations in full on the Termination Date, or (b) an Event of Default and the election by the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2(b).

“Assignee” has the meaning set forth in Section 13(b).

“Assignment and Acceptance” has the meaning set forth in Section 13(a)(iii).

“ATM Program Proceeds” means any cash proceeds actually received by Borrower from the sale of Borrower’s Equity Interests, pursuant to one or more Form S-3 shelf registration statements, net of all costs and expenses (including attorney’s fees) incurred in connection therewith.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Required Lenders and Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Governmental Authority or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBO Rate with an Unadjusted Benchmark Replacement for each applicable interest period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Required Lenders and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Governmental Authority or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of interest and other administrative matters) that the Required Lenders and Borrower decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Required Lenders and the Borrower determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent, Required Lenders and Borrower decide is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBO Rate permanently or indefinitely ceases to provide LIBO Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of LIBO Rate announcing that such administrator has ceased or will cease to provide LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBO Rate, a resolution authority with jurisdiction over the administrator for LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for LIBO Rate, which states that the administrator of LIBO Rate has ceased or will cease to provide LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBO Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBO Rate announcing that LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, by notice to Borrower, Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBO Rate and solely to the extent that LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBO Rate for all purposes hereunder in accordance with Section 3(b) and (y) ending at the time that a Benchmark Replacement has replaced LIBO Rate for all purposes hereunder pursuant to Section 3(b).

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrowing” means a borrowing hereunder consisting of a Term Loan Advance made on the same day by Lenders to Borrower.

“Business Day” means any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of New York or which is a day on which Agent is otherwise closed for transacting business with the public.

“Canadian Collateral” means the “Collateral” as defined in the Canadian Pledge and Security Agreement.

“Canadian Defined Benefit Plan” means any Canadian Pension Plan, other than a Multi-Employer Plan, that has a “defined benefit provision” as such term is defined in subsection 147.1(1) of the Tax Act.

“Canadian Guarantee” means that certain guarantee agreement dated on or about the date hereof made by each of 1176370 B.C. Unlimited Liability Company, 1176368 B.C. Ltd., Questica USCDN Investments Inc., Questica Software Inc., 1176363 B.C. Ltd., Bonfire Interactive Ltd., and the other Canadian Loan Parties party thereto from time to time granted in favor of the Agent (for the ratable benefit of Agent and Lenders) regarding the guarantee of the payment and performance of all Obligations, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Canadian Loan Party” means any Loan Party that is incorporated, formed or established pursuant to the laws of Canada or any province or territory thereof.

“Canadian Pension Plan” means any pension plan, including any plan subject to registration under the Tax Act or the PBSA, whether or not in existence as of the date hereof which (i) is sponsored, administered or maintained by any Loan Party or any subsidiary of any Loan Party in respect of its employees or former employees in Canada, or (ii) any Loan Party has incurred or may incur liability, including contingent liability either to such plan or to any Person in Canada, other than, in the case of each clause (i) and (ii), the Canada Pension Plan and the Quebec Pension Plan.

“Canadian Pledge and Security Agreement” means the Canadian pledge and security agreement, dated as of the date hereof, by and among the Canadian Loan Parties and the Agent.

“Capital Expenditure” means all payments in respect of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with any lease of property by any Loan Party that, in accordance with GAAP, should be reflected as a liability on the balance sheet of the Loan Parties.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended from time to time, and applicable rules and regulations.

“CARES Allowable Uses” means “allowable uses” of proceeds of an SBA PPP Loan as described in Section 1102 of the CARES Act.

“Cash Interest” has the meaning specified in Section 3(a)(i).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“Change of Control” shall mean:

(a)                the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Sponsors and any Sponsor Affiliates, of Equity Interests representing more than the greater of (A) 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower and (B) the aggregate percentage (measured on a fully diluted basis) of such Equity Interests owned, directly or indirectly, beneficially by the Sponsors and Sponsor Affiliates;

(b)                Either Harry L. You and at least one of William Green or Joseph Tucci, shall cease for any reason to serve as a member of the Board of Directors of the Borrower; or

(c)                the Borrower shall at any time cease to own, free and clear of all Liens or other encumbrances, directly or indirectly, 100% of the outstanding Equity Interests of the other Loan Parties on a fully diluted basis, other than by reason of consummation of any transaction which is permitted under this Agreement.

“Change in Tax Law” means any change in Laws or regulations, or in the interpretation or application thereof, as a result of which the Borrower is not, or will not be, eligible for a 100 percent dividends deduction for constructive or deemed dividends from a CFC that arise as a result of an investment of earnings in United States property under section 956 of the Internal Revenue Code.

“Change in Tax Law Prepayment Conditions” means each of the following conditions which are required to be satisfied in connection with a prepayment of the Obligations in connection with a Change in Tax Law: (i) such prepayment occurs within ninety (90) days after the date on which the Lenders reject the Borrower’s request to release any applicable Canadian Loan Party(ies) as Loan Parties, (ii) such prepayment occurs at any time during the 12-month period immediately preceding the Maturity Date, and (iii) no Event of Default shall have occurred and continues to exist at the time of prepayment.

“Closing Date” means November 13, 2020.

“Collateral” means the Domestic Collateral and the Canadian Collateral, collectively.

“Compliance Certificate” shall have the meaning set forth in Section 9(f)(ii).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned or held by or behalf of any Loan Party or which any Loan Party otherwise has the right to license, or granting any right to any Loan Party under any Copyright now or hereafter owned by any third party, and all rights of any Loan Party under any such agreement.

“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, and any tangible or intangible property embodying such copyrights, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, the Canadian Intellectual Property Office or any similar offices in the United States of America or any other country, (c) all rights and privileges arising under applicable law with respect to the use of such copyrights, including, but not limited to, moral rights, (d) all reissues, renewals, continuations and extensions thereof and amendments thereto, and (e) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof.

“COTS” means common off-the-shelf software having an annual license fee in an amount not to exceed $5,000.

“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the restructuring provisions of applicable Canadian corporate statutes, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3(c).

“Disqualified Equity Interest” means any Equity Interest which by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale event so long as any rights of any holders thereof upon the occurrence of such change of control or asset sale event are subject and subordinate to the prior repayment in full of the Term Loans and all other Obligations then accrued and payable), or is redeemable at the option of the holder thereof (except as a result of a change of control or asset sale event so long as any rights of any holders thereof upon the occurrence of such change of control or asset sale event are subject and subordinate to the prior repayment in full of the Term Loans and all other Obligations then accrued and payable) on or prior to the date that is 90 days after the Maturity Date, (b) at the option of the holder thereof, is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interest referred to in (a) above, in each case, at any time on or prior to the date that is 90 days after the Maturity Date, at the time such Equity Interest was issued, or (c)  requires cash dividend payments (other than in respect of applicable Taxes that are due and payable).

“Domestic Loan Party” means any Loan Party that is not a Foreign Loan Party.

“Early Opt-in Election” means the occurrence of:

(1) a determination by the Required Lenders, notice of which is provided to Agent (with a copy to Borrower) that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBO Rate, and

(2) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to Borrower and the Lenders or by the Required Lenders of written notice of such election to Agent.

“EBITDA” means, as determined on a consolidated basis for the Borrower and its Subsidiaries, for any period, the result of the following, in each case determined in accordance with GAAP: (1) net income (or net loss) (calculated before extraordinary items) during such period, plus (2) the result of the following, in each case (unless otherwise indicated) to the extent included in determining such net income (or net loss) and without duplication: (A) interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) during such period; plus (B) income taxes, paid or payable during such period; plus (C) depreciation and amortization expense for such period; plus (D) such other customary non-cash expenses reducing net income supported by reasonably detailed written backup from Borrower, to the extent consented to by the Required Lenders in their reasonable discretion; minus (3) the amount which in determining such net income (or net loss) was included for (A) non-cash gains from asset dispositions outside of the normal course of business, (B) any other noncash income or gains (other than the accrual of revenue in the ordinary course and any noncash gain to the extent it represents the reversal of an accrual of reserve for a potential cash item that reduced EBITDA in any period), but excluding any such items in respect of which cash was received in a prior period or will be received in a future period to the extent such receipt of cash was not (or will not) be included in net income (or net loss), all as determined on a consolidated basis, (C) net realized gains relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830, (D) to the extent not deducted in the determination of net income (or net loss) during such or any prior period, all cash payments made during such period on account of noncash charges that were reserves added to net income (or net loss) in a prior period and (E) to the extent included in net income (or net loss) during such period, all other noncash income or gains (including gains recognized in respect of postretirement benefits as a result of the application of FASB 106, and gains on minority interests owned by any Person).

“Eligible Assignee” means (a) a commercial bank, commercial finance company or other asset-based lender, having total assets in excess of $500,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) any other Person reasonably acceptable to Agent.

“Equipment” has the meaning ascribed to such term in the UCC, and in any event shall include all of the Loan Parties’ now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, and fixtures, and all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder by the Department of Labor or the Pension Benefit Guaranty Corporation.

“ERISA Affiliate” means any company, whether or not incorporated, which is considered a single employer with Borrower or its Subsidiaries under Titles I, II and IV of ERISA.

“Event of Default” means the occurrence or existence of any event or condition described in Section 10(a) hereof.

“Excess Cash Flow” means, for any fiscal year, an amount (if positive) equal to: (1) EBITDA for that year, minus (2) the sum, without duplication, for that period of (A) regularly scheduled principal payments of principal of Indebtedness (including the Term Loan) and capital leases actually paid in cash in such period, plus (B) interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) to the extent actually paid in cash, plus (C) taxes paid in cash based on Borrower’s and its Subsidiaries’ income, plus (D) cash expenditures in respect of hedging arrangements during such year to the extent they exceed the amount of expenditures expensed in determining net income (or net loss) for such year, plus (E) the amount representing accrued expenses for cash payments (including with respect to deferred compensation or retirement plan obligations that are not paid in cash during such year); provided that such amounts will be added to Excess Cash Flow for the following Excess Cash Flow Period to the extent not paid in cash within such Excess Cash Flow Period (and no future deduction shall be made for purposes of this definition when such amounts are paid in cash in any future period), plus (F) net noncash gains and credits to the extent included in arriving at net income (or net loss).

“Excess Cash Flow Certificate” shall have the meaning set forth in Section 9(f)(ii),

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Asset” means with respect to any Loan Party: (a) any Equity Interest of any Foreign Subsidiary that is a CFC or of any FSHCO acquired, owned or otherwise held directly or indirectly by such Loan Party; provided that 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of any wholly-owned Foreign Subsidiary that is a CFC or a FSHCO, in each case, that is held directly by the Borrower or a Loan Party may be pledged as Collateral and shall not, for the avoidance of doubt, be deemed to be Excluded Assets; and provided further that no Equity Interests of any Canadian Loan Party shall be an Excluded Asset unless and until such Canadian Loan Party has been released as a Guarantor in accordance with Section 2(d) of this Agreement; (b) to the extent segregated from other assets of the Loan Parties in one or more segregated deposit accounts that contains amounts comprised solely and exclusively of the following, cash and cash equivalents comprised solely of (i) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Loan Party’s employees, (ii) all taxes required to be collected, remitted or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)), and (iii) any other funds which the Borrower or any of its Subsidiaries holds in trust or as an escrow or fiduciary for another Person which is not a Subsidiary of the Borrower (the foregoing being referred to herein as “Trust Funds”) and any accounts or trusts used solely to hold such Trust Funds; (c) any lease, license or other agreement, contract, instrument or any property subject to a purchase money security interest, a capital lease or other similar arrangement permitted under this Agreement to the extent that (and only for so long as) a grant of a security interest therein would violate or invalidate such lease, license, agreement, or purchase money debt arrangements, capital lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or any of its Subsidiaries) (in each case so long as the term giving rise to such violation, invalidation or right of termination was not implemented in anticipation of this exclusion), in each case to the extent not rendered unenforceable pursuant to applicable anti-assignment provisions of the UCC, the PPSA or other applicable Law; provided that the Collateral shall include proceeds and receivables (that are not otherwise Excluded Assets) of any property excluded under this clause (c), the assignment of which is expressly deemed effective under the UCC, the PPSA or other applicable Law notwithstanding such prohibition; (d) any assets or property to the extent that taking such actions would violate a contractual obligation so long as (i) in the case of assets owned by any Loan Party in existence on the Agreement Date, such contractual obligation is in existence on the Agreement Date and (ii) in the case of assets acquired after the Agreement Date, such contractual obligation (A) was existing at the time of the acquisition thereof and (B) was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets, in each case to the extent the applicable prohibition or requirement for consent is not rendered ineffective pursuant to applicable provisions of the UCC, the PPSA or other applicable Law; provided that the Collateral shall include proceeds and receivables (that are not otherwise Excluded Assets) of any property excluded under this clause (d) to the extent the assignment is expressly deemed effective under the UCC, the PPSA or other applicable Law notwithstanding such prohibition; (e) any Equity Interests in joint ventures or any non-wholly owned Subsidiary to the extent prohibited by any contractual obligations (not entered in contemplation thereof) or constitutional documents or to the extent that the grant of a security interest therein would require the consent of any Person (other than the Borrower or any of its Subsidiaries) (in each case so long as such prohibition or requirement of consent was not implemented in anticipation of this exclusion) who owns Equity Interests in such joint venture or non-wholly owned Subsidiary which consent has not been obtained, in each case to the extent the applicable prohibition or requirement for consent is not rendered ineffective pursuant to applicable provisions of the UCC, the PPSA or other applicable Law; provided that the Collateral shall include proceeds and receivables (that are not otherwise Excluded Assets) of any property excluded under this clause (e) to the extent the assignment is expressly deemed effective under the UCC, the PPSA or other applicable Law notwithstanding such prohibition; (f) any leasehold interests in real property; (g) any property or asset of any Loan Party, to the extent (i) that any applicable Law or Governmental Authority prohibits or restricts the creation of a Lien thereon or such creation would require a consent of any Governmental Authority that has not been obtained, in each case to the extent the applicable prohibition or requirement for consent is not rendered ineffective pursuant to applicable provisions of the UCC, the PPSA or other applicable Law; provided that the Collateral shall include proceeds and receivables (that are not otherwise Excluded Assets) of any property excluded under this clause (g) to the extent the assignment is expressly deemed effective under the UCC, the PPSA or other applicable Law notwithstanding such prohibition, or (ii) the grant of a security interest therein would result in materially adverse tax (excluding, prior to a Change in Tax Law, as a result of the operation of Section 956 of the Internal Revenue Code or any similar Law in any applicable jurisdiction), accounting or regulatory consequences, in each case, as reasonably determined by the Required Lenders in consultation with the Borrower; (h) any personal property of any Loan Party, to the extent that the Required Lenders in consultation with the Borrower reasonably determine that the cost, burden, difficulty or consequence of obtaining a security interest therein outweighs the benefit of the security afforded thereby; (i) any fee interest in owned real property (including Fixtures related thereto) (i) which is located outside the United States or Canada or (ii) if the fair market value of such fee interest (as determined by the Borrower in good faith) at the time of acquisition thereof is less than $250,000, individually; (j) any intent-to-use trademark applications or any intent-to-use service mark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, and acceptance by the United States Patent and Trademark Office of such “Statement of Use” or “Amendment to Allege Use”, to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein prior to such filing and acceptance would impair the validity or enforceability of, or render void or voidable or result in the cancellation of the applicable Loan Party’s right, title or interest therein or any trademark or service mark issued as a result of such application under applicable federal Law and any other intellectual property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such intellectual property under applicable Law; (k) any governmental licenses or state or local franchises, charters and authorizations, to the extent that (and only for so long as) a grant of a security interest therein would be prohibited or restricted thereby, in each case to the extent the applicable prohibition or restriction is not rendered ineffective after giving effect to the applicable provisions of the UCC, the PPSA or other applicable Law; (l) any asset of any Subsidiary acquired by the Borrower or any Subsidiary after the Agreement Date in a transaction which is permitted under this Agreement that, at the time of the relevant acquisition, is encumbered to secure Indebtedness which is permitted to be assumed by the Borrower and/or one or more Subsidiaries in accordance with this Agreement and which prohibits such asset from being pledged to secure the Obligations; provided that such prohibition was not implemented in contemplation of the relevant Acquisition; and (m) any margin stock (within the meaning of Regulation U issued by the Board of Governors and Federal Reserve System).

“Excluded Subsidiary” means any Subsidiary that is (a) a CFC or a FSHCO (other than a Canadian Loan Party, except to the extent such Canadian Loan Party has been released as a Loan Party in accordance with Section 2(d) of this Agreement), (b) not wholly-owned directly by the Borrower or one or more of its wholly owned Subsidiaries (excluding 1176363 B.C. Ltd. and 1176368 B.C. Ltd., each of which shall be a Loan Party hereunder), (c) prohibited or restricted, but only so long as such Subsidiary is prohibited or restricted, by applicable Law from guaranteeing the Term Loans, or which would require governmental (including regulatory) or third party consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received or the requirement for such third party consent was established in order to avoid becoming a Guarantor, (d) a Subsidiary with respect to which the provision of such guarantee of the Term Loan or pledge of the Equity Interests of such Subsidiary would result in material adverse tax consequences to the Borrower or one of its Subsidiaries (excluding, prior to a Change in Tax Law, as a result of the operation of Section 956 of the Internal Revenue Code or any similar Law in any applicable jurisdiction), as reasonably determined by the Required Lenders in consultation with the Borrower or (e) any Subsidiary to the extent the cost of providing such guarantee is excessive in relation to the value afforded thereby as reasonably determined by the Required Lenders and the Borrower.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 13(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2(f), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2(f)(iv), (d) any withholding Taxes imposed under FATCA, (e) any Canadian withholding Tax imposed as a result of a Recipient not dealing at arm’s length with a Loan Party (within the meaning of the Tax Act, and (f) any Canadian withholding Tax imposed as a result of a Recipient being a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of a Loan Party or not dealing at arm’s length (within the meaning of the Tax Act) with a “specified shareholder” of a Loan Party.

“Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of February 14, 2020, among GTY Technology Holdings Inc., the several banks and other financial institutions and lenders from time to time party thereto and Wilmington Trust, National Association.

“Existing Indebtedness” shall mean all Indebtedness of the Loan Parties under those instruments and agreements set forth on Schedule 8(q) hereto.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and other than insurance proceeds taken into account in determining any Net Cash Proceeds), and condemnation awards (and payments in lieu thereof) (except in each case for any such awards or payments which are taken into account in determining any Net Cash Proceeds), in each case solely to the extent any such amount is not taken into account on the determination of EBITDA or Excess Cash Flow for any period.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Loan Party” means any Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means (i) any direct or indirect Subsidiary of any Loan Party that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia, (ii) any FSHCO, or (iii) any Subsidiary of a Person described in clause (i) or (ii).

“FSHCO” means any Subsidiary of any Loan Party (i) that is organized under the laws of the United States, any state thereof or the District of Columbia and (ii) substantially all of the assets of which consist of Equity Interests or Equity Interests and Indebtedness of one or more CFCs or FSHCOs.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of determining compliance with the financial covenants set forth herein, GAAP shall be determined on the basis of such principles in effect on the Agreement Date and consistent with those used in the preparation of the audited financial statements delivered to Agent prior to the Agreement Date.

“Guarantors” each of the Subsidiaries of Borrower party hereto from time to time.

“General Intangibles” has the meaning ascribed to such term in the UCC, and includes, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trademarks, copyrights, intellectual property licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, tax refund claims, and interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Historical Shareholders” means (i) the holders of class A exchangeable shares in the capital of 1176363 B.C. Ltd. and (ii) the holders of class A exchangeable shares, class B exchangeable shares or class C exchangeable shares in the capital of 1176368 B.C. Ltd.

“Indebtedness” means, with respect to any Person at any time, any (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes (including any subordinated notes), repurchase agreements and similar arrangements, or other instruments, or for the deferred purchase price of property or services (other than (i) trade accounts payable which are less than 90 days past due, and (ii) any earn-out obligation, until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP); (b) obligations of such Person as lessee under leases which should be, in accordance with GAAP, recorded as capital leases (and, for the avoidance of doubt, not straight-line or operating leases) on both the balance sheet and income statement of such Person for financial reporting purposes; (c) current liabilities of such Person in respect of (i) unfunded vested benefits under plans covered by Title IV of ERISA, and (ii) contributions to Canadian Pension Plans; (d) obligations or liabilities of such Person arising under acceptance facilities; (e) obligations of others secured by any Lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; (f) net obligations of such Person under any interest rate or currency exchange agreement; or (g) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss in respect of any of the foregoing. The amount of any net obligation owed by such Person under any interest rate or currency exchange agreement on any date shall be deemed to be the net termination value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Intellectual Property” means all present and future: Trade Secrets, know-how and other proprietary information; Trademarks; Copyrights; unpatented inventions (whether or not patentable); Patents; industrial design applications and registered industrial designs; Licenses (excluding COTS); books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations issued thereunder and from time to time in effect.

“Inventory” has the meaning ascribed to such term in the UCC, and in any event means all of the Loan Parties’ now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

“Laws” means each international, foreign, federal, state, provincial, territorial and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning set forth in the introductory paragraph of this Agreement.

“LIBO Rate” means the offered rate per annum for deposits of dollars for a period of one month equal to the London interbank offered rate that appears on Bloomberg Screen LIBOR01 page (or any successor page) as of 11:00 A.M. (London, England time) on the second Business Day preceding the first day of each calendar month, or if such day is not a Business Day, on the immediately preceding Business Day. Subject to Section 3(a)(iii) and 3(b), if no such offered rate exists, such rate will be the rate of interest per annum, as determined by Agent, at which deposits of dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to Agent in the London interbank market at 11:00 A.M. (London, England time) for a period of one month on the day such rate is being determined. The LIBO Rate will be adjusted automatically on the first day of each calendar month to reflect the then current LIBO Rate. In the event the LIBO Rate determined in accordance with the foregoing provisions would be less than 0.0%, the “LIBO Rate” for purposes of this Agreement shall be deemed to be 0.0%.

“License” means any Copyright License, Patent License, Trademark License or Trade Secret License to which any Loan Party is a party.

“Lien” means any security interest, security title, mortgage, debenture, deed to secure debt, deed of trust, lien (statutory or other), hypothecation, hypothec, collateral assignment, deposit arrangement, pledge, charge, conditional sale or other title retention agreement, or other encumbrance of any kind in respect of any property, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Loan Documents” means, collectively, this Agreement, the Pledge Agreement, the Canadian Pledge and Security Agreement, the Canadian Guarantee, the Agent Fee Letter, and all the Promissory Notes, guarantees, validity and/or support agreements, security agreements, mortgages, debentures, deeds of trust, deeds of hypothec, intercreditor agreements, subordination agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Loan Party in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Loan Parties” has the meaning set forth in the introductory paragraph hereof.

“Material Adverse Effect” means any of the following:

(a)       a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Loan Parties, taken as a whole;

(b)       a material adverse effect on the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or

(c)       material adverse effect on the validity or enforceability of any Loan Document or on the rights and remedies of the Agent or the Lenders under the Loan Documents.

“Maturity Date” means May 13, 2023.

“Minimum ARR” has the meaning set forth on Schedule 9(q).

“Minimum Cash Balance” has the meaning set forth on Schedule 9(q).

“Minimum TTM Revenue” has the meaning set forth on Schedule 9(q).

“Multi-Employer Plan” means any Canadian Pension Plan that is a “multi-employer plan” as that term is defined for purposes of the PBSA.

“Net Cash Proceeds” means, with respect to any sale, disposition or casualty or condemnation event by any Loan Party or the issuance of Indebtedness or Equity Interests by any Loan Party, the cash proceeds (including cash proceeds subsequently received (but only as and when received) in respect of non-cash consideration initially received and including all insurance settlements and condemnation awards from any single event or series of related events) net of the sum, without duplication, of (i) transaction expenses (including reasonable broker’s fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, transfer and similar taxes and Borrower’s good faith estimate of income taxes paid or payable in connection with the receipt of such cash proceeds), (ii) amounts set aside as a reserve, in accordance with GAAP, as the case may be, including pursuant to any escrow arrangement, against any liabilities under any indemnification obligations associated with such sale or disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) in the case of insurance settlements and condemnation awards related to a casualty or condemnation event, amounts previously paid by such Loan Party to replace or restore the affected property, (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the asset sold in such disposition which is senior in priority to the Liens securing Obligations and is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (v) any costs associated with unwinding any related hedging agreement in connection with such transaction, (vi) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by any Loan Party after such disposition, including pension and other post-employment benefit liabilities and environmental liabilities or against any indemnification obligations associated with such transaction, and (vii) any customer deposits required to be returned as a result of such disposition.

“Non-Consenting Lender” has the meaning specified in Section 13(a)(iii).

“Obligations” means the Term Loan and all other advances, liabilities, obligations, covenants, duties, and debts owing by one or more of the Loan Parties to Agent or any Lender arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, a loan, a guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Loan Parties hereunder or under any of the other Loan Documents.

“Originating Lender” has the meaning specified in Section 13(b)(v).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13(c)).

“Participant” has the meaning specified in Section 13(b)(v).

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention covered in whole or in part by a Patent, now or hereafter owned or held by or on behalf of any Loan Party or which any Loan Party otherwise has the right to license, or granting to any Loan Party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, and all rights of any Loan Party under any such agreement.

“Patents” means all of the following: (a) all letters patent of the United States of America or any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or any similar offices in the United States of America, Canada or any other country and the right to file international equivalents under the Patent Cooperation Treaty, (b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all reissues, continuations, divisions, continuations in part, renewals or extensions thereof and amendments thereto, and the inventions disclosed or claimed therein, and (d) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto.

“Payment Account” means, at any particular time, Agent’s bank account at such time to which Agent has given Borrower notice to make payments pursuant to this Agreement. The initial Payment Account is Account No. 5796610631 at Vectra Bank Colorado N.A., 2000 S. Colorado Blvd, Suite 2-1200, Denver Colorado 80222; ABA No. 102003154 (reference: Acquiom Agency Services LLC), as such instructions may be modified from time to time by Agent upon notice to Borrower.

“PBSA” means the Pension Benefits Standards Act (British Columbia), SBC 2012, c. 30, as amended, and any regulations issued thereunder and any successor statute thereto, as well as any other applicable pension standards legislation of provincial or federal jurisdiction in Canada.

“Permitted Liens” means (a) Liens and security interests of Agent securing the Obligations; (b) Liens securing the payment of Taxes, either not yet due or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves have been established in accordance with GAAP; (c) non-consensual statutory Liens (other than Liens securing the payment of Taxes or Indebtedness for borrowed money) arising in the ordinary course of any Loan Party’s or any Subsidiary’s business to the extent: (i) such Liens secure Indebtedness or liabilities which is not then due and payable, or (ii) such Liens secure Indebtedness or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which reserves have been established in accordance with GAAP; (d) Liens existing on the Agreement Date, including (x) Liens securing Indebtedness permitted under Section 9(l)(xx) and (y) listed on Schedule 9(k) hereto and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not encumber any property other than (A) property encumbered on the Agreement Date, (B) after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the Agreement Date and (C) proceeds and products thereof and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 9(l); (e) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled (or if filed, have been discharged or are stayed) and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (f) Liens incurred in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary or (iii) securing obligations in respect of letters of credit that have been posted by the Borrower or any of its Subsidiaries to support the payment of items set forth in clauses (i) and (ii); (g) Liens to secure the performance of tenders, statutory obligations, bids, trade contracts, governmental contracts, leases and other contracts (other than Indebtedness for borrowed money), surety, stay, customs and appeal bonds, performance and return-of-money bonds, performance and completion guarantees and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations, (ii) those required or requested by any Governmental Authority and (iii) letters of credit issued in lieu of any such bonds or to support issuance thereof) and other Liens in favor of providers of performance or surety bonds pursuant to customary indemnity and other similar arrangements entered into in connection therewith incurred in the ordinary course of business; (h) easements, reservations, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects in each case affecting real property which, in the aggregate, do not in any case materially and adversely interfere with the ordinary conduct of the business of the Borrower or any Subsidiary or materially and adversely affect the value of the property to which they relate, and any similar exceptions and any other matters of like nature in any mortgage policies issued, and any surveys delivered, in connection with any Collateral; (i) Liens securing judgments for the payment of money not constituting an Event of Default; (j) Liens securing Indebtedness permitted under Section 9(l)(iii) and permitted refinancing thereof; provided that (i) such Liens (other than any Liens securing any permitted refinancing of the Indebtedness secured by such Liens) attach concurrently with or within 180 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and accessories thereto and (iii) with respect to capital leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such leases and the proceeds and products thereof and customary security deposits; (k) Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (l) Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (m) Liens (i) on cash or cash equivalents advances in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 9(m) to be applied against the purchase price for such investment or (ii) consisting of an agreement to dispose of any property in a disposition not prohibited under Section 9(j); (n) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the date hereof and any modifications, replacements, renewals or extensions thereof (including Liens securing permitted refinancings of Indebtedness secured by such Liens); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii)(A) in the case of any such Liens securing purchase money Indebtedness or capital leases or any replacement, renewal, extension or refinancing thereof, such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition or such Person becomes a Subsidiary, it being understood that such requirement shall not apply to any property solely as a result of such acquisition or such Person becoming a Subsidiary), and (B) in the case of any such Liens securing Indebtedness other than purchase money Indebtedness or capital leases or permitted refinancings thereof, such Liens do not extend to the property of any Person other than such Person, the Person acquired or formed to make such acquisition and the Subsidiaries of such Person, and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under Section 9(l); (o) Liens arising from precautionary UCC financing statement (or similar filings under applicable Law) filings regarding leases entered into by the Borrower or any Subsidiary; (p) any interest or title of a lessor, sublessor, licensee, sublicense, licensor or sublicensor under any lease, sublease, license (or other grants of rights to use or exploit) or sublicense agreement or secured by a lessor’s, sublessor’s, licensee’s, sublicensee’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement (including software and other technology licenses), and any Lien deemed to exist in connection with software escrow arrangements entered into by the Borrower or any Subsidiary with third parties in the ordinary course of business; (q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the purchase or sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business; (r) Liens arising on any real property as a result of any eminent domain, condemnation or similar proceeding being commenced with respect to such real property; (s) Liens that are customary contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business; (t) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of the Borrower and the Subsidiaries complies, and (ii) any zoning or similar Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted taken as a whole; (u) Liens on equity interests in joint ventures, partnerships and other similar Investments permitted to be made hereunder, in each case to the extent the same do not constitute Collateral, securing obligations of the member or partner to such joint venture or securing the obligations of such joint venture and options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and other similar Investments permitted to be made hereunder; (v) (i) deposits made in the ordinary course of business to secure liability to insurance carriers and (ii) Liens on insurance policies and the proceeds thereof securing the financing of insurance premiums with respect thereto; (w) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien; (x) reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grants of real or immovable property, or interests therein, that do not materially affect the use of the affected land for the purpose for which it is used by that Person; (y) security given to a public utility or any Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of its business; and (z) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $100,000. Any Permitted Lien may extend to the proceeds and products of the collateral subject to such Permitted Lien.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unlimited liability corporation, unlimited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“PIK Interest” has the meaning specified in Section 3(a)(ii).

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, by and among Borrower, the Loan Parties named therein and Agent.

“Pledged ULC Shares” means any Equity Interests of a ULC that forms part of the Collateral.

“PPSA” means the personal property security legislation pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property in each province or territory in Canada including, without limitation, the Personal Property Security Act (British Columbia), together with all rules, regulations and interpretations thereunder, and any successor statutes, as such legislation may be amended or replaced from time to time.

“Prepayment Event” means the occurrence of any of the following:

(a)                Any disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party yielding Net Cash Proceeds in an amount in excess of $100,000 for any disposition or series of related dispositions or $250,000 for all such dispositions in any fiscal year, other than sales of inventory and non-exclusive licensing of software in the ordinary course of business provided that with respect to any Net Cash Proceeds realized or received with respect to any such disposition, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in the business of the Borrower and any Subsidiary within twelve (12) months following receipt of such Net Cash Proceeds (or, if the Borrower or the relevant Subsidiary, as applicable, has contractually committed within twelve (12) months following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, then within eighteen (18) months following receipt of such Net Cash Proceeds); provided that pending reinvestment by the Borrower or such applicable Loan Party such Net Cash Proceeds are deposited in a segregated account subject to deposit account control agreement executed by the applicable depository bank and such Loan Party in favor of the Agent, for the benefit of the Lenders, in form and substance reasonably satisfactory to the Agent and the Required Lenders;

(b)                Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any property or asset of a Loan Party yielding Net Cash Proceeds in an amount in excess of $100,000 for any disposition or series of related dispositions or $250,000 for all such dispositions in any fiscal year, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Lender or (ii) the proceeds therefrom are reinvested in the Business of the Borrower or any Subsidiary within twelve (12) months of the receipt of such Net Cash Proceeds (or, if the Borrower or the relevant Subsidiary, as applicable, has contractually committed within twelve (12) months following receipt of such Net Cash Proceeds to reinvest such Net Cash Proceeds, then within eighteen (18) months following receipt of such Net Cash Proceeds); provided that pending reinvestment by the Borrower or such applicable Loan Party such Net Cash Proceeds are deposited in a segregated account subject to deposit account control agreement executed by the applicable depository bank and such Loan Party in favor of the Agent, for the benefit of the Lenders, in form and substance reasonably satisfactory to the Agent and the Required Lenders;

(c)                The incurrence by a Loan Party of any Indebtedness for borrowed money other than Indebtedness permitted under this Agreement;

(d)                The receipt by any Loan Party of any Extraordinary Receipts in an amount in excess of $100,000 in any fiscal year; or

(e)                The receipt by Borrower, any other Loan Party, of ATM Program Proceeds in a cumulative amount for all such proceeds received from and after the Agreement Date in excess of $15,000,000; or

(f)                 The receipt by Borrower of any Cure Amount in connection with violation of the Minimum TTM Revenue or Minimum ARR covenants set forth on Schedule 9(p).

“Prepayment Fee” means a fee payable by Borrower to Agent, for the account of the Lenders, upon the payment in full of the Term Loan (including at the Maturity Date, any earlier Termination Date, upon the voluntary prepayment in full of the Term Loan or otherwise; such date of payment being referred to as the “Payment Date”), in an amount equal to (i) if (x) a Change in Tax Law occurs which, if any Canadian Loan Party(ies) were to thereafter remain Loan Parties, would result in material adverse tax consequences to the Borrower (as mutually determined by the Borrower and the Required Lenders each acting reasonably and in good faith), (y) the Lenders do not consent to the release of the affected Canadian Loan Party(ies) in accordance with Section 2(d)((v) of this Agreement and (z) the Borrower prepays the remaining balance of the Term Loans in compliance with the Change in Tax Law Prepayment Conditions, $0 and (ii) otherwise, the difference, if any, of (a) $8,750,000, minus (b) the sum of all payments of interest (including PIK Interest), fees, and original issue discount actually paid by Borrower through and including the Payment Date (but excluding any amounts paid to the Agent or the Lenders on account of the reimbursement of out-of-pocket costs and expenses under the Loan Documents).

“Promissory Note(s)” means each Promissory Note made by Borrower in favor of a Lender hereunder.

“Pro Rata Share” means, with respect to all matters relating to any Lender at any time, the percentage obtained by dividing (a) the amount of such Lender’s outstanding portion of the Term Loan hereunder by (b) the aggregate outstanding amount of the Term Loan, in each case as any such percentage may be adjusted from time to time by assignments permitted by Section 13(b).

“Qualified Equity Interest” means an equity security other than a Disqualified Equity Interest.

“Recipient” means (a) the Agent, or (b) any Lender, as applicable.

“Records” means all of each Loan Party’s or any Subsidiary’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of each Loan Party with respect to the foregoing maintained with or by any other Person).

“Required Lenders” means at any time Lenders whose Pro Rata Shares aggregate more than 50%.

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means the loan incurred by any Loan Party under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act), as amended from time to time.

“Small Business Loan Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Sponsor” means each of William Green, Joseph Tucci and Harry L. You, and “Sponsors” means any two or more of them.

“Sponsor Affiliate” means with respect to any Sponsor, such Sponsor’s estate, heirs, beneficiaries under their estates, family members, spouse, former spouse, domestic partner and/or former domestic partner, any trust established by such Sponsor for the benefit of any such Person or any other Affiliate of such Sponsor.

“STA” shall mean the Securities Transfer Act (British Columbia) and the regulations thereunder and any other personal property security legislation and applicable regulations of any other province or territory of Canada (including the Civil Code of Quebec and the regulations respecting the register of personal and movable real rights promulgated thereunder), in each case as in effect from time to time.

“Subordinated Debt” means any indebtedness owed by Borrower to any Person, the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a subordination agreement approved in writing by the Required Lenders in their sole discretion.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company, unlimited liability corporation, unlimited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Tax Act” means the Income Tax Act (Canada), R.S.C. , 1985, c. 1 (5th Supp.), as amended, and any regulations issued thereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means that certain term loan made by Lenders to Borrower pursuant to this Agreement on the Agreement Date in an aggregate principal amount equal to the Term Loan Amount.

“Term Loan Amount” means, as of the Agreement Date, $25,000,000.

“Term Loan Commitment” means, as to each Lender, the amount of the commitment for such Lender set forth on Schedule 1 to this Agreement designated as a “Term Loan Commitment”. With respect to any portion of the Term Loan that has been advanced to or on account of Borrower, each reference to a Lender’s Term Loan Commitment shall refer to that Lender’s Pro Rata Share of the outstanding principal balance of the Term Loan.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Governmental Authority.

“Termination Date” means the earliest of (a) the Maturity Date, or (b) the date the Obligations are accelerated pursuant to Section 2(d) or (c) the date the outstanding balance of the Term Loan, together with all interest thereon and all other Obligations (including, without limitation, the Prepayment Fee) are paid in full pursuant to Section 2(a)(iii).

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of any Loan Party, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, the right to sue for any past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Trade Secret License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trade Secret now or hereafter owned or held by or on behalf of any Loan Party or which such Loan Party otherwise has the right to license, or granting to any Loan Party any right to use any Trade Secret now or hereafter owned by any third party, and all rights of any Loan Party under any such agreement.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned or held by or on behalf of any Loan Party or which such Loan Party otherwise has the right to license, or granting to any Loan Party any right to use any Trademark now or hereafter owned by any third party, and all rights of any Loan Party under any such agreement.

“Trademarks” means all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear (and all translations, adaptations, derivations, and combinations of the foregoing), uniform resource locations (URL’s), domain names, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, whether registered or unregistered (b) all registrations and recordings thereof and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or any similar offices in the United States of America, Canada or any other country, and all common-law rights related thereto, (c) all reissues, continuations, extensions and renewals thereof and amendments thereto, (d) all goodwill associated therewith or symbolized by any of the foregoing, (e) all income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto and (f) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, however, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“ULC” means any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.

“ULC Legislation” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), the Business Corporations Act (Prince Edward Island), and any other present or future laws governing ULCs.

“ULC Shares” means shares or other Equity Interests in a ULC.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2(f)(iv).

“Withholding Agent” means the Borrower and the Agent.

Section 2.        TERM LOAN

(a)          Loan Advance; Repayment Provisions.

(i)                 Subject to the terms and conditions of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make its share of the Term Loan to Borrower on or about the Agreement Date in an amount equal to such Lender’s Pro Rata Share of the Term Loan Amount. Unless otherwise agreed by the Agent, Lenders and Borrower, each Lender shall make its portion of the Term Loan available to the Agent no later than 1:00 pm Eastern Time in immediately available funds and pursuant to wire instructions provided by the Agent to the Lenders prior to the Agreement Date. Upon Agent’s receipt of all such proceeds from each of the Lenders, the Agent shall fund the Term Loan to the Borrower in accordance with the terms of this Agreement. Upon the making of the Term Loan by the Lenders hereunder, the Term Loan Commitment of each Lender shall terminate. Any portion of the Term Loan not funded on the Agreement Date may not be borrowed hereunder; provided, however, that any Lender which defaults on its obligation to fund its portion of the Term Loan on the Agreement Date may thereafter cure such default by making such amount available to the Borrower as a Term Loan hereunder.

(ii)               Borrower shall repay the outstanding principal balance of the Term Loan in full, together with all accrued but unpaid interest and any remaining Obligations, on the Termination Date as contemplated by Section 2(c) of this Agreement. Borrower, may, at its option, at any time and from time to time, upon not less than two (2) Business Days prior written notice to the Agent, prepay the Term Loan in whole or in part, without premium or penalty other than the Prepayment Fee, if applicable.

(iii)             Within five (5) Business Days following the date of receipt of any Net Cash Proceeds arising from any Prepayment Event, Borrower shall notify the Agent in writing thereof and prepay the Term Loan in an amount equal to 100% of the amount of such Net Cash Proceeds.

(iv)              Within ninety-five (95) days of the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2021, Borrower shall notify the Agent in writing thereof and prepay the Term Loan in an amount equal to the sum of (A) seventy-five percent (75%) of Borrower’s Excess Cash Flow for the immediately preceding fiscal year minus (B) the aggregate amount of Cash Expenditures actually paid in cash (and not financed with long-term Indebtedness (other than revolving Indebtedness) in such fiscal year, minus (C) the aggregate amount of cash used by the Borrower and its Subsidiaries during such period for acquisitions and/or other investments permitted under this Agreement (in each case to the extent not financed with Indebtedness) and minus (D) voluntary prepayments of the Term Loans paid in cash in such period (the “ECF Amount”); provided, however, that no prepayment shall be required under this Section 2(a)(iv) except to the extent that the ECF Amount exceeds $100,000. Each prepayment of the Term Loan pursuant to this Section 2(a)(iv) shall be accompanied by the delivery to the Agent of an Excess Cash Flow Certificate in the form of Exhibit C attached hereto duly completed and executed by the Borrower.

(v)                Any amounts repaid with respect to the Term Loan may not be reborrowed.

(b)          Apportionment, Application and Reversal of Payments.

(i)                 So long as no Application Event has occurred and is continuing, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among the Lenders. All payments to be made hereunder by Borrower shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, to pay accrued interest and principal with respect to the Term Loan, and, thereafter, to Borrower or such other Person entitled thereto under applicable Law. Notwithstanding the foregoing, so long as no Application Event has occurred and is continuing, any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document, shall be applied to such Obligations.

(ii)               At any time that an Application Event has occurred and is continuing, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent from the Loan Parties; second, to pay any fees, indemnities or expense reimbursements then due to Lenders from the Loan Parties; third, to pay accrued interest on the Term Loan, fourth, to pay principal then due with respect to the Term Loan; fifth, to be held by Agent as cash collateral for any contingent Obligations in an amount deemed appropriate by Agent in its reasonable discretion; sixth, to the payment of any other Obligation due to Agent or any Lender, including, without limitation, any Prepayment Fee then due and payable; and seventh, to Borrower or such other Person entitled thereto under applicable Law.

(iii)             Agent shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

(c)          Repayment of Term Loan and Other Obligations. Without limiting any obligation of Borrower set forth elsewhere in this Agreement to make any payment or prepayment with respect to the Term Loan or any other Obligation, Borrower shall repay the Term Loan in full (together with all accrued interest thereon and any Prepayment Fee, if applicable) and all other Obligations on the Termination Date. Borrower shall make each payment required hereunder or under any other Loan Document without setoff, deduction or counterclaim.

(d)          Termination of Agreement.

(i)                 This Agreement and the other Loan Documents, as each of same has been or may hereafter be modified, shall continue in full force and effect until all of the Obligations (other than contingent indemnification or other contingent obligations as to which no claim has been asserted) have been repaid in full in cash and any commitments to lend hereunder have been terminated (the “Repayment Date”). The occurrence of the Termination Date shall not affect the continued effectiveness of any UCC or PPSA financing statement filed in connection with this transaction, and such financing statements shall remain in effect until terminated as required under Article 9 of the UCC or discharged as required under to the PPSA. On the Termination Date, Borrower shall pay to Agent, for the benefit of itself and Lenders, in full, all outstanding and unpaid Obligations, including, but not limited to the unpaid balance of the Term Loan, all accrued but unpaid interest, any applicable Prepayment Fee, and all other Obligations. Agent shall have no obligation to provide evidence of the release its security interest in any Collateral until Agent shall have received such payment.

(ii)               The occurrence of the Termination Date shall not relieve or discharge any Loan Party of its duties, obligations and covenants under this Agreement or the other Loan Documents until the Repayment Date has occurred and the Agent’s continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Loan Documents and applicable Law, shall remain in effect until the Repayment Date shall have occurred.

(iii)             Upon any disposal of any item of Collateral (including any Equity Interest in any Subsidiary) of any Loan Party permitted by, and in accordance with, the terms of the Loan Documents (other than to another Loan Party or to a Person becoming or required to become a Loan Party at the time of such disposal), the assignment, pledge and security interest granted hereby and/or by any other Loan Document with respect to such Collateral shall automatically terminate and all rights to such Collateral shall revert to such Loan Party, and the Agent will, at such Loan Party’s expense, execute and deliver (without recourse and without any representation or warranty of any kind (either express or implied)) to such Loan Party such documents as such Loan Party shall reasonably request to evidence the release of such item of Collateral from the assignment, pledge and security interest granted hereby and by the other Loan Documents.

(iv)              Upon any Subsidiary ceasing to be a Loan Party in accordance with the terms of the Loan Documents, the assignment, pledge and security interest granted herein and in the other Loan Documents by such Subsidiary with respect to its Collateral shall automatically terminate, all rights to such Collateral shall revert to such Subsidiary, such Subsidiary shall cease automatically to be a “Guarantor” and a “Loan Party” hereunder and under the other Loan Documents, and all such Subsidiary’s obligations hereunder and under the other Loan Documents shall terminate automatically, and the Agent will, at such Subsidiary’s expense, execute and deliver (without recourse and without any representation or warranty of any kind (either express or implied)) to such Subsidiary such documents as such Subsidiary shall reasonably request to evidence the release of such Collateral and of such Subsidiary from this Agreement and the other Loan Documents.

(v)                If a Change in Tax Law occurs which, if following the effectiveness of such Change in Tax Law any Canadian Loan Party were to remain a Loan Party, it would be reasonably likely to result in material adverse tax consequences to the Borrower (as mutually determined by the Borrower and the Required Lenders, each acting reasonably and in good faith), then the Borrower may request that each affected Canadian Loan Party cease to be a “Guarantor” and a “Loan Party” hereunder and under the other Loan Documents. If the Lenders grant such consent (which consent may be granted or withheld by the Lenders in their sole discretion), then, subject to the last sentence of this Section 2(d)(v), (i) each Canadian Loan Party shall cease to be a “Guarantor” and “Loan Party” hereunder and under the other Loan Documents, (ii) the assignment, pledge and security interest granted herein and in the other Loan Documents by such Canadian Loan Party with respect to its Collateral shall terminate (except as expressly provided in clause (a) of the definition of “Excluded Assets”), (iii) all rights to such released Collateral shall revert to such Canadian Loan Party, (iv) all such Canadian Loan Party’s guaranty obligations under the Loan Documents shall terminate, (v) all Equity Interests of such Canadian Loan Party shall thereafter constitute Excluded Assets except as expressly provided in clause (a) of the definition of “Excluded Assets”, and (vi) the Agent will, at the Borrower’s and/or such Canadian Loan Party’s expense, execute and deliver (without recourse and without any representation or warranty of any kind (either express or implied)) to the Borrower or such Canadian Loan Party, as applicable, such documents as the Borrower and/or such Canadian Loan Party shall reasonably request to evidence the release of the relevant Collateral and of such Canadian Loan Party from its guaranty obligations Agreement and the other Loan Documents. Notwithstanding the foregoing, any release of a Canadian Loan Party from its obligations as contemplated by this Section 2(d)(v) shall not limit or release such Canadian Loan Party from the representations, warranties and covenants under this Agreement and the other Loan Documents; provided that from and after the release of the Collateral of any such Canadian Loan Party and release of such Canadian Loan Party from its guaranty obligations under the Loan Documents, for purposes of this Agreement and the other Loan Documents (including, without limitation, the provisions of Section 9 hereof), such Subsidiary shall no longer constitute a Guarantor and a Loan Party and for purposes of the Borrower’s compliance with Section 9 of this Agreement, shall be deemed to be an Excluded Subsidiary.

(vi)              Upon the occurrence of the Repayment Date, the guaranty by the Guarantors hereunder or under the Canadian Guarantee and the pledge and security interests granted hereby and by the other Loan Documents shall automatically terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon any such termination, the Agent will, at the applicable Loan Party’s expense, execute and deliver (without recourse and without any representation or warranty of any kind (either express or implied)) to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

(e)          Requirements of Law. Notwithstanding any other provision herein, in the event that any change in any requirement of law or in the interpretation, or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the Agreement Date:

(i)                 shall subject such Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(ii)               shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, continuing or maintaining the Term Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall as promptly as practicable pay to such Lender, upon its written demand (a copy of which shall be provided to Agent contemporaneously with delivery thereof to Borrower), any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify Borrower and Agent in writing of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection (detailing the basis for calculation of such additional amounts) submitted by a Lender to Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this section if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other loan or credit agreements, if any.

(f)           Taxes.

(i)                 Payments Free of Taxes. All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii)               Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(iii)             Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(iv)              Status of Lenders.

(A)              Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (iv)(B)(i), (iv)(B)(ii) and (iv)(B)(iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(B)              Without limiting the generality of the foregoing,

(i)                 any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)                in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                executed copies of IRS Form W-8ECI;

(3)                in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)                to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

provided, however, that the failure of any Foreign Lender to deliver any of the documents set out in, or pursuant to, this Section 2(f)(iv)(B)(ii) shall not constitute a default of such Foreign Lender of its obligations under this Agreement.

(iii)             any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(iv)              if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(v)                Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(vi)              Survival. The agreements in this subsection shall survive the resignation or removal of the Agent, the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder.

(g)          Obligations Absolute. Each Loan Party agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent or any Lender with respect thereto, unless such payment is then prohibited by applicable Law (provided such Obligation shall not be extinguished by any such prohibition). All Obligations shall be conclusively presumed to have been created in reliance hereon. The Obligations and other liabilities under this Agreement and the other Loan Documents shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to Borrower or otherwise; (iii) any taking, exchange, release of or non-perfection in any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (iv) any change, restructuring or termination of the corporate or limited liability structure or existence of any Loan Party; or (v) any other circumstance which may otherwise constitute a defense available to, or a discharge of, any Loan Party.

Section 3.        INTEREST AND FEES

(a)                Interest.

(i)                 Borrower agrees to pay to Agent, in immediately available funds, interest on the outstanding principal balance of the Term Loan at a rate per annum equal to the LIBO Rate plus eight percent (8.0%). Interest payable pursuant to this Section 3(a)(i) is payable in cash and referred to herein as “Cash Interest”. Accrued Cash Interest shall be payable by Borrower (a) monthly in arrears not later than the tenth day of each calendar month (commencing December 10, 2020), (b) upon any payment or prepayment of principal with respect to the Term Loan, on the amount so paid or prepaid, (c) on the Termination Date, and (d) at any time that an Event of Default exists, upon demand by Agent.

(ii)               In addition to Cash Interest, the unpaid principal balance of the Term Loan shall bear additional interest at a rate equal to two percent (2.0%) per annum, compounded and capitalized on a monthly basis, by adding such amount to the outstanding principal balance of the Term Loan on the tenth day of each calendar month (“PIK Interest”). Accrued PIK Interest shall be payable by Borrower in cash in immediately available funds (a) upon any payment in full of the Term Loan, or any partial payment or prepayment of principal with respect to the Term Loan (with respect to accrued PIK Interest which has not then been capitalized to principal), (b) on the Termination Date, and (c) at any time that an Event of Default exists, upon demand by the Agent or the Required Lenders. For the avoidance of doubt, all interest with respect to the Term Loan which is paid as PIK Interest shall thereafter, to the extent permitted by applicable Law, become principal of the Term Loan and shall bear interest as contemplated by this Agreement. Borrower may, at its option, pay any PIK Interest in cash on the tenth day of the applicable calendar month.

(iii)             Subject to the provisions of Section 3(b) below, if the Required Lenders determine that for any reason (a) adequate and reasonable means do not exist for determining the LIBO Rate, or (b) the LIBO Rate does not adequately and fairly reflect the cost to Lenders of funding their Term Loans hereunder, the Required Lenders will notify the Agent in writing thereof, and Agent will promptly so notify the Borrower. Thereafter, Borrower and the Required Lenders shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable.

(iv)              Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.

(b)                Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent (acting at the direction of the Required Lenders) and Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Borrower. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3(b) will occur prior to the applicable Benchmark Transition Start Date.

(i)                 In connection with the implementation of a Benchmark Replacement, Agent, at the written direction of the Required Lenders, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(ii)               Agent (as directed in writing by the Required Lenders) will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 3(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to Section 3(b).

(c)                Default Interest. To the extent permitted by Law and without limiting any other right or remedy of Agent or any Lender hereunder, whenever an Event of Default exists, the rate of Cash Interest on the unpaid principal balance of the Term Loan otherwise in effect hereunder shall, at the option of Agent or at the direction of Required Lenders, be increased by five percent (5.0%) (such increased rate of interest, the “Default Rate”). Agent may (and at the direction of the Required Lenders shall) charge the Default Rate retroactively beginning on the date the applicable Event of Default first occurred or existed. The Loan Parties acknowledge that: (i) the Default Rate is a material inducement to Agent and Lenders to make the Term Loan; (ii) Agent and Lenders would not have made the Term Loan in the absence of the agreement of Borrower to pay the Default Rate; (iii) the Default Rate represents compensation for increased risk to Agent and Lenders that the Term Loan will not be repaid; and (iv) the Default Rate is not a penalty and represents a reasonable estimate of (A) the cost to Agent and Lenders in allocating their resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Term Loan, and (B) compensation to Agent and Lenders for losses that are difficult to ascertain. In the event of termination of this Agreement by any party hereto, Agent’s and Lenders’ entitlement to the Default Rate will continue until all Obligations are paid in full.

(d)                Interest Act (Canada). For purposes of the Interest Act (Canada) and disclosure under such act and notwithstanding anything in this Agreement to the contrary:

(i)                     Wherever any interest to be paid under this Agreement or any other Loan Document is to be calculated on the basis of any period of time that is less than a calendar year (a “deemed year”), such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest for the deemed year by the actual number of days in the calendar year in which the rate is to be ascertained and dividing it by the number of days in the deemed year; and

(ii)                        each of the Loan Parties confirms that it fully understands and is able to calculate the rate of interest applicable to the Term Loan based on the methodology for calculating per annum rates provided for in this Agreement. The Agent agrees that, if requested, in writing by any Loan Party, it shall calculate the nominal and effective per annum rate of interest on the Term Loan in the amount outstanding at any time and provide such information to such Loan Party promptly following such request; provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Borrower or any other Loan Party of any of its obligations under this Agreement or any other Loan Document, nor result in any liability to the Agent or any Lender. Each Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to this Agreement or any other Loan Document, that the interest payable under this Agreement and the other Loan Documents and the calculation thereof has not been adequately disclosed to the Loan Party, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable Law or legal principle.

(e)                No Usury. Borrower acknowledges that neither Agent nor any Lender intends to reserve, charge or collect interest on money borrowed under this Agreement at any rate in excess of the rates permitted by applicable Law and that, should any interest rate provided for in this Agreement exceed the legally permissible rate(s), the rate will automatically be reduced to the maximum rate permitted under applicable Law. Without limiting the generality of the foregoing, and notwithstanding any provision herein to the contrary, in no event will the aggregate “interest” (as defined in Section 347 of the Criminal Code (Canada)) or other amounts payable under this Agreement or any other Loan Document exceed the maximum effective annual rate of interest on the “credit advanced” (as defined in that Section 347) such payment, collection or demand shall be deemed to have been made by mutual mistake of the Loan Parties and the Agent and/or any Lender, as applicable, and the amount of such payment or collection will be applied to reduce the principal of the Obligations or, if no Obligations remain outstanding, will be refunded to Borrower. If any provision is determined to be contrary to the provisions of Section 347 of the Criminal Code (Canada), then notwithstanding such provision, such amount or rate shall be deemed to be have been adjusted nunc pro tunc to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Law or so result in a receipt by the Agent or any Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

(f)                 Fees; Original Issue Discount. In consideration of the financing provided by the Lenders under this Agreement, Borrower shall pay to Agent, for the benefit of Agent and Lenders, as applicable, the fees set forth below at the times and in the amounts indicated:

(i)                 On the Agreement Date, Borrower shall pay to Agent, for the benefit of Lenders based on their respective Pro Rata Shares, a closing fee in an amount equal to two and one-half percent (2.5%) of the Term Loan Amount, which fee shall be deemed fully earned and payable on the Agreement Date.

(ii)               Upon the payment in full of the Term Loan, whether upon the Maturity Date, upon any earlier Termination Date (including, without limitation, upon the acceleration of the Maturity Date pursuant to this Agreement), or upon the prepayment in full of the outstanding balance of the Term Loan, Borrower shall pay to the Agent, for the ratable account of the Lenders, the Prepayment Fee, if applicable.

(iii)       Borrower shall pay to the Agent, for its own account, such periodic agency and other fees as set forth in the Agent Fee Letter.

Unless specified otherwise, all fees set forth herein and in any other Loan Document shall be paid to Agent on the due date thereof in immediately available funds. All fees are considered earned on the due date thereof and are not subject to refund or rebate for any reason.

In addition to the foregoing fees, the Borrower acknowledges and agrees that the Lenders shall fund the Term Loans with original issue discount in the amount of (2.0%) of the Term Loan Amount, such amount to be deducted from the amount of the Term Loan funded by each Lender hereunder on the Agreement Date.

Section 4.        CONDITIONS PRECEDENT

(a)          Conditions Precedent. Each of the following is a condition precedent to the obligation of Lenders to make the Term Loan hereunder:

(i)                 This Agreement and each of the other Loan Documents and all instruments and documents required hereunder and thereunder shall have been duly executed and delivered to Agent and the Lenders, in form and substance satisfactory to Agent and each Lender.

(ii)               Agent and the Lenders shall have received evidence, in form and substance satisfactory to Agent and the Lenders, that Agent has valid perfected and first-priority security interests in and Liens upon the Collateral, subject only to Permitted Liens.

(iii)             All requisite corporate action and proceedings in connection with this Agreement and the other Loan Documents shall be satisfactory in form and substance to Agent and Lenders, and Agent and Lenders shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent and Lenders may have requested in connection therewith, such documents where requested by Agent, Lenders or their respective counsel to be certified by appropriate corporate officers or governmental authorities.

(iv)              Such certificates of resolutions or other action, incumbency certificates and/or other certificates of authorized officers of each Loan Party as Agent and Lenders may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each authorized officer thereof authorized to act as an authorized officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party.

(v)                Copies of each Loan Party’s organization documents and such other documents and certifications as Agent and Lenders may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization or formation, as applicable;

(vi)              Since the date of the most recent audited financial statements of the Loan Parties provided to Lenders prior to the Agreement Date, no event or circumstance shall have occurred which has had, or which could reasonably be expected to have, a Material Adverse Effect;

(vii)            Agent and the Lenders shall have received in form and substance satisfactory to Agent and Lenders, all consents, waivers, acknowledgements and other agreements from third Persons which Agent and Lenders may deem necessary or desirable in order to permit, protect and perfect Agent’s security interests in and Liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and other Loan Documents, including acknowledgments by lessors, mortgagees and warehouseman of the Agent’s security interests in the Collateral, waivers by such Persons of any security interests, Liens or other claims by such Persons to the Collateral and agreements permitting the Agent access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral; provided, however, this clause (vii) shall not be construed to require delivery of landlord waivers or collateral access agreements as a condition of closing, which agreements shall be delivered in accordance with Section 7(e);

(viii)          A certificate signed by an authorized officer of the Borrower certifying (A) that the conditions specified in Sections (4)(a)(vi), (ix) and (x) have been satisfied, (B) to the Solvency of the Loan Parties (taken as a whole) as of the Agreement Date after giving effect to the transactions contemplated hereby, and (C) all consents, licenses or approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party are in full force and effect;

(ix)              All representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of the Term Loan and immediately after giving effect thereto, except to the extent such representations and warranties relate to an earlier date, in which case the same shall be true and correct in all material respects as of such earlier date.

(x)                No Default or Event of Default shall exist on and as of the date of the making of the Term Loan and immediately after giving effect thereto.

(xi)              Agent and the Lenders shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance satisfactory to Agent and Lenders, and certificates of insurance policies and/or endorsements naming Agent as loss payee and additional insured, as applicable.

(xii)            Agent and the Lenders shall have received, in form and substance satisfactory to Agent and Lenders, such customary opinion letters of counsel to the Loan Parties, addressed to Agent, as to such matters concerning the Loan Parties and the Loan Documents as the Agent and Lenders may reasonably request.

(xiii)          Borrower shall have paid all reasonable fees, charges and disbursements of counsel to Agent and Lenders to the extent invoiced prior to or on the Agreement Date;

(xiv)          Agent and Lenders shall have received a payoff letter in customary form with respect to the Existing Credit Agreement and Agent and Lenders shall be satisfied that upon payment in full of all applicable payoff amounts with the proceeds of the Term Loans, the Existing Credit Agreement shall be paid in full, all instruments and other agreements evidencing and governing the Existing Credit Agreement shall be terminated and of no further force and effect (other than continuing indemnity and expense reimbursement obligations for which no claim shall have been asserted), and all Liens securing the Existing Credit Agreement shall be terminated.

(xv)            Agent and Lenders shall be satisfied that as of the Agreement Date no litigation shall be pending or threatened against any of the Loan Parties which (i) challenges any of the transactions contemplated by this Agreement, or (ii) if adversely determined against the Loan Parties would be reasonably likely to have a Material Adverse Effect.

Section 5.        GRANT OF SECURITY INTEREST

To secure payment and performance of all Obligations, each Domestic Loan Party hereby grants to Agent, for the benefit of itself and Lenders, a continuing security interest in, a Lien upon, and a right of set off against, and hereby assigns to Agent as security, all right, title and interest of such Domestic Loan Party in the following property, whether now owned or existing or hereafter acquired or arising, and wherever located (collectively, but in any case excluding all Excluded Assets, the “Domestic Collateral”):

(a)          all Accounts;

(b)          all cash and cash equivalents;

(c)          all Chattel Paper;

(d)          all Deposit Accounts;

(e)          all Documents;

(f)           all Equipment;

(g)          all Fixtures;

(h)          all General Intangibles;

(i)           all Instruments;

(j)           all Inventory;

(k)          all Investment Property;

(l)           all Letter-of-Credit Rights;

(m)        all commercial tort claims (as defined in the UCC);

(n)          all Proceeds;

(o)          all Records;

(p)          all Intellectual Property; and

(q)          all other assets and property of each Domestic Loan Party now or hereafter in possession of Agent and/or in which Agent is granted a security interest or other Lien pursuant to any Loan Document; in each case excluding all Excluded Assets.

All of the Collateral secures all of the Obligations, and Agent shall not have any obligation to release its security interests in or any other Liens on any Collateral except as specified in Section 2(d). This Agreement shall constitute a “security agreement” for purposes of the UCC. Notwithstanding anything herein to the contrary, the security interest with respect to Trademarks constitutes a security interest in, and a charge and pledge of, such Trademarks in favor of the Agent for the benefit of itself and the Lenders, but does not constitute an assignment or mortgage of such Trademarks to the Agent or the Lenders.

Notwithstanding anything to the contrary contained in the foregoing clauses (a) through (q) or in any of the Loan Documents, no Loan Party shall be required to (x) except as expressly required pursuant to Section 7(e), seek or obtain any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, (y) perfect the Agent’s security interest in the following other than by the filing of a UCC financing statement in the filing office indicated in Section 9-501(a)(2) of the applicable UCC or by the filing of a PPSA financing statement, as applicable: (1) Fixtures (other than Fixtures associated with any owned real property in which the Loans Parties are required to grant a mortgage hereunder), (2) contracts, (3) goods included in Domestic Collateral received by any Person from any Domestic Loan Party for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person, (4) uncertificated securities, (5) all instruments representing or evidencing pledged Indebtedness in an individual principal amount of less than $250,000, (6) motor vehicles and other assets subject to a certificate of title having an aggregate value of less than $250,000, (7) aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof having an aggregate value of less than $250,000, and (8) (A) Letter of Credit Rights and (B) Commercial Tort Claims, in each case, with an individual stated amount of less than $250,000; or (z) perfect the security interest in certain Collateral in such circumstances where the Required Lenders, in consultation with the Borrower, reasonably determines that the cost, burden, difficult or consequences of perfecting the security interest in such Collateral outweighs the benefit of the security afforded thereby (clauses (x), (y) and (z), collectively, the “Perfection Exceptions”).

Section 6.        PAYMENT AND ADMINISTRATION

(a)          Borrower’s Loan Account. Agent shall maintain one or more loan accounts on its books in which shall be recorded (i) the outstanding amount of the Term Loan made by each Lender and other Obligations and the Collateral, (ii) all payments made by or on behalf of Borrower, and (iii) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest; provided, however, that any failure by Agent to record the balance of the Term Loan or other Obligation shall not limit the liability of any Loan Party with respect thereto. All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.

(b)          Statements. Agent shall render to Borrower each month a statement setting forth the balance of Borrower’s loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been sent by Agent. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance of Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower.

(c)          Payments. All payments to be made by Borrower under this Agreement or any other Loan Document, including payments of principal and interest on the Term Loan, and all fees, expenses, indemnities and reimbursements, shall be made without set off or counterclaim, in lawful money of the United States of America and (except for payments of PIK Interest) in immediately available funds to Agent by depositing the same into the Payment Account. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Borrower agrees to make all payments (excluding payments of PIK Interest) in immediately available funds to the Payment Account before 1:00 p.m. (New York time) on the date when due (and, if received on such day after 1:00 p.m. (New York time), shall be deemed received on the next Business Day). Agent may apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in the order provided for in Section 2(b), and Agent shall have the continuing exclusive right to reverse and reapply any and all such payments and collections in such manner and in such order as Agent may deem advisable. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. The Loan Parties shall be liable to pay to Agent and Lenders, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds and shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

(d)          Use of Proceeds. The Loan Parties shall use the proceeds of the Term Loan solely: (i) to repay all amounts outstanding under the Existing Credit Agreement, (ii) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and (iii) general operating and working capital purposes of the Loan Parties not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Term Loan to be considered a “purpose credit” within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

Section 7.        COLLATERAL REPORTING AND COVENANTS

(a)                Accounts Covenants.

(i)                 No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor with respect to any Accounts of any Loan Party without Agent’s consent, except in the ordinary course of the Loan Parties’ business. So long as no Event of Default exists, the Loan Parties may settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

(ii)               Agent shall have the right at any time or times while an Event of Default exists, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, electronic mail, facsimile transmission or otherwise.

(iii)             Agent may, while an Event of Default exists, (A) notify any or all account debtors that the Accounts have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors to make payment of Accounts directly to Agent, and may send a notice to each account debtor regarding any of the foregoing; (B) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations; (C) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Agent shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto; and (D) take whatever other action which Agent may deem necessary or desirable for the protection of its interests. At Agent’s request while any Event of Default exists, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and the Loan Parties shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

(b)                Commercial Tort Claims. If any Domestic Loan Party shall at any time acquire a commercial tort claim in excess of $250,000, the Domestic Loan Parties shall promptly notify Agent in a writing signed by Borrower of the details thereof and grant to Agent in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance satisfactory to Agent.

(c)                Chattel Paper and Instruments. The Domestic Loan Parties shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments, which each Domestic Loan Party now owns or may at any time acquire promptly upon any Domestic Loan Party’s receipt thereof, except as Agent may otherwise agree; provided that such delivery and endorsement shall only be required with respect to chattel paper and instruments owned by the Domestic Loan Parties have an initial face amount, in the aggregate for all such items, in excess of $250,000.

(d)                Deposit Accounts and Securities Accounts. The Loan Parties shall cause all Deposit Accounts (other than those used exclusively for Trust Funds or those used exclusively in connection with the corporate credit card program permitted under Section 9(l)(xx)) and all securities accounts of each Loan Party to be subject to control agreements or similar blocked account agreements in form and substance acceptable to Agent and the Required Lenders and take other actions as Agent for Required Lenders may reasonably request in order to cause Agent to have a perfected, first-priority security interest therein.

(e)                Perfection; Further Assurances. Subject to the Perfection Exceptions, each Loan Party will, at the Loan Parties’ expense, promptly execute and deliver from time to time at Agent’s request and pay the costs of filing such additional financing statements, financing change statements, mortgages, or other evidences of Liens as may be necessary or desirable to perfect or continue perfection of Agent’s security interest in each Loan Party’s Collateral. Each Loan Party will use commercially reasonable efforts to obtain from any landlord, warehouseman, processor or other third party operator of premises on which any Loan Party maintains its corporate headquarters or at which any Collateral having an aggregate value in excess of $250,000 is located, a reasonably acceptable Lien waiver or subordination agreement in Agent’s favor with respect to such Collateral. Each Loan Party shall at any time and from time to time take such steps as Agent or Required Lenders may reasonably request for Agent (i) to obtain an acknowledgment, in form and substance satisfactory to Agent, of any bailee having possession of any of the Collateral having a fair market value in excess of $250,000 that such bailee holds such Collateral for the benefit of Agent, (ii) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights and chattel paper (including electronic chattel paper) in accordance with Article 9 of the UCC, the PPSA and the STA to the extent required hereunder, with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent’s security interest in the Collateral and of the preservation of its rights therein. Notwithstanding anything to the contrary in the Loan Documents, none of the Loan Parties shall be required, nor is the Agent authorized to take any action in any outside the U.S. or Canada in order to create, perfect or record any security interests in any assets located or titled outside of the U.S or Canada.

(f)                 Power of Attorney. Each Loan Party hereby irrevocably designates and appoints Agent (and all Persons designated by Agent) as such Loan Party’s true and lawful attorney-in-fact, and authorizes Agent, in such Loan Party’s or Agent’s name, to (i) at any time an Event of Default exists: (A) demand payment on Accounts or other proceeds of Inventory or other Collateral, (B) enforce payment of Accounts by legal proceedings or otherwise, (C) exercise all of such Loan Party’s rights and remedies to collect any Account or other Collateral, (D) sell or assign any Account upon such terms, for such amount and at such time or times as Agent deems advisable, (E) settle, adjust, compromise, extend or renew an Account, (F) discharge and release any Account, (G) prepare, file and sign such Loan Party’s name on any proof of claim in bankruptcy or other similar document against an account debtor, (H) notify the post office authorities to change the address for delivery of such Loan Party’s mail to an address designated by Agent, and open all mail addressed to such Loan Party, (I) sign on behalf of such Loan Party any document or instrument necessary or desirable to perfect Agent’s security interest in any Collateral, (J) sign such Loan Party’s name on any agreement or certificate in connection with any insurance policy of such Loan Party (including any documentation to receive benefit payments due thereunder or to cancel such insurance policy and receive a refund of the unearned premium with respect thereto), and (K) do all acts and things which are necessary, in Agent’s determination, to fulfill such Loan Party’s obligations under this Agreement and the other Loan Documents; and (ii) at any time to (A) take control in any manner of any item of payment or proceeds thereof, (B) endorse such Loan Party’s name upon any items of payment or proceeds thereof and deposit the same in Agent’s account for application to the Obligations, (C) endorse such Loan Party’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, and (D) sign such Loan Party’s name on any verification of Accounts and notices thereof to account debtors. Each Loan Party hereby releases Agent and its Affiliates and their respective officers, employees, attorneys and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s own gross negligence or willful misconduct, as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

(g)                Right to Cure. Agent or Lenders may, (i) cure any default by any Loan Party under any agreement with a third party or pay or bond on appeal any judgment entered against any Loan Party, (ii) discharge Taxes and Liens at any time levied on or existing with respect to the Collateral, and (iii) pay any amount, incur any expense or perform any act which, in the reasonable judgment of the Agent or Required Lenders, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent with respect thereto or enhance the likelihood of repayment of the Obligations. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Loan Party. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

(h)                Access to Premises. Up to twice per calendar year (or, if an Event of Default exists, from time to time) as requested by Agent, at the cost and expense of the Loan Parties, (i) Agent and its designees shall have complete access to all of each Loan Party’s premises during normal business hours, upon reasonable prior written notice (and at any time without notice if an Event of Default exists) for the purposes of conducting field examinations and inspecting, verifying and auditing the Collateral and all of each Loan Party’s books and records, including the Records; (ii) the Loan Parties shall promptly furnish to Agent such copies of such Records or extracts therefrom as Agent may request from time to time; and (iii) provided the Agent’s use thereof does not interfere with the operation of any Loan Party’s business, Agent shall be able to use such of the Loan Parties’ equipment, supplies and premises as may be reasonably necessary for the foregoing and, if an Event of Default exists, for the collection of Accounts and realization upon other Collateral.

(i)                 Financing Statements. Each Loan Party authorizes, but does not obligate, Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements, amendments and financing change statements (i) describing the Collateral as “all assets” of such Loan Party or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance. Each Loan Party acknowledges and agrees that it is not authorized to file any financing statement, amendment, or financing change statements or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent. Each Loan Party waives, to extent permitted by applicable Law, all rights to receive from the Agent a copy of any financing statement, financing change statement, or verification statement, filed or issued at any time in respect of this Agreement or other Loan Documents.

Section 8.        REPRESENTATIONS AND WARRANTIES

Each Loan Party hereby represents and warrants to Agent and each Lender the following (which shall survive the execution and delivery of this Agreement):

(a)                Existence, Qualification and Power. Each Loan Party and each Subsidiary (a) is a corporation, limited liability company, unlimited liability corporation, unlimited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)                Authorization, No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s organization documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of Agent); or (d) violate any Law applicable to such Loan Party.

(c)                Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)                Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, and immediately before and after giving effect to the Term Loan, the Loan Parties and each Subsidiary, on a consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party or any Subsidiary and no obligation has been or will be incurred by any Loan Party or any Subsidiary in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party or any Subsidiary.

(e)                No Default. No Loan Party or any Subsidiary is in default under or with respect to, any material agreement or any Indebtedness for borrowed money, which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(f)                 Financial Statements; No Material Adverse Change.

(i)                 The audited financial statements of the Loan Parties and their Subsidiaries, dated December 31, 2019, (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Loan Parties and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(ii)               The unaudited consolidated balance sheet of the Loan Parties and their Subsidiaries, dated June 30, 2020, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, and (ii) fairly present the financial condition of the Loan Parties and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(iii)             Since the date of the audited financial statements of Loan Parties and their Subsidiaries dated December 31, 2019, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(g)                Chief Executive Office; Collateral Locations. Schedule 8(g) correctly sets forth (i) the location of each Loan Party’s chief executive office and the location(s) of each Loan Party’s Records concerning Accounts, both currently and for the preceding five-year period, (ii) all other places of business of each Loan Party and the only other locations of Collateral, if any (in each case both currently and for the preceding five-year period), subject to the right of the Loan Parties to establish new locations in accordance with Section 9(b), (iii) all real estate owned by each Loan Party, (iv) all leased premises of each Loan Party, and (v) a true, correct and complete list of any warehousemen, processors, consignees or other bailees with possession or control of any Inventory (other than Inventory in transit) or other Collateral (indicating those locations at which Collateral having a fair market value in excess of $250,000 is located), together with a brief description of the arrangement between each Loan Party and each such Person.

(h)                Name; Place of Organization; Mergers, Amalgamations and Acquisitions. Schedule 8(h) correctly sets forth each Loan Party’s and each Subsidiary’s (i) exact legal name, (ii) jurisdiction of organization, (iii) type of organization, and (iv) organizational identification number, if any. Except as set forth on Schedule 8(h), during the preceding five-year period, (y) no Loan Party or any Subsidiary has used any other legal, trade or fictitious names, and (z) no Loan Party or any Subsidiary has been a party to any merger or amalgamation, or purchased assets from any other Person other than in the ordinary course of business.

(i)                 Priority of Liens; Title to Properties. The security interests and Liens granted to Agent under this Agreement and the other Loan Documents constitute valid and perfected first-priority security interests and Liens in and upon the Collateral, subject only to Permitted Liens. Each Loan Party and each Subsidiary has good and marketable title to all of its properties and assets subject to no Liens other than Permitted Liens.

(j)                 Tax Returns. Each Loan Party and each Subsidiary has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Loan Party and each Subsidiary has paid or caused to be paid all Taxes due and payable by such Loan Party or such Subsidiary, as applicable, except (i) for Taxes the validity or amount of which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves have been established in accordance with GAAP, or (ii) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(k)                Litigation. Except as set forth in Schedule 8(k), there is no present investigation by any governmental agency pending, or to the best of each Loan Party’s knowledge, threatened in writing, against or affecting any Loan Party or any Subsidiary, or the assets or business of any Loan Party or any Subsidiary, and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Loan Party’s knowledge threatened in writing, against any Loan Party or any Subsidiary or any assets or goodwill of any Loan Party or any Subsidiary, or against or affecting any transactions contemplated by this Agreement which, if adversely determined against any Loan Party or any Subsidiary, would result in liability to any Loan Party in excess of $100,000 or which could reasonably be expected to result in a Material Adverse Effect.

(l)                 Compliance with Other Agreements and Applicable Laws. No Loan Party or any Subsidiary is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, and each Loan Party and each Subsidiary is in compliance in all material respects with all applicable provisions of Laws, rules, regulations, licenses, permits, approvals and orders of any foreign, federal, state or local Governmental Authority.

(m)              Deposit Accounts and Securities Accounts. All of the Deposit Accounts, investment accounts, securities accounts or other accounts in the name of or used by each Loan Party maintained at any bank, brokerage firm or other financial institution are set forth in Schedule 8(m).

(n)                Accuracy and Completeness of Information. All factual information (other than (i) any projected financial information (including financial estimates, financial models, forecasts and other forward-looking information) (the “Projections”), (ii) information of a general economic or industry specific nature, (iii) third-party memos or reports furnished to any Lender or the Agent (“Third Party Materials”; it being understood that Third Party Materials shall not be deemed to include written information (other than the Projections and information of a general economic or industry specific nature) on which such Third Party Materials are based to the extent such written information has been otherwise made available to the Lenders); and (iv) publicly available information (such written information and data other than that set forth in the immediately preceding clauses (i) through (iv), the “Information”) furnished by or on behalf of any Loan Party in writing to Agent in connection with this Agreement or any of the other Loan Documents or any transaction contemplated hereby or thereby, including all factual information on any financial statement, information certificate, due diligence checklist or similar document, when taken as a whole after giving effect to all supplements and updates provided thereto and in light of the circumstances under which they were made, is true and correct in all material respects on the date as of which such Information is dated or certified and did not, when so furnished supplemented or updated, omit any material fact necessary in order to make such Information not misleading.

(o)                ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect:

(i)                 Each Loan Party and each Subsidiary is in compliance with all applicable provisions of ERISA.

(ii)               No Loan Party nor any Subsidiary maintains or contributes to, and no Loan Party nor any Subsidiary has maintained or contributed to, any multiemployer plan (as defined in, and subject to, Section 4001 of ERISA) under which any Loan Party, any Subsidiary or any ERISA Affiliate would have any withdrawal liability.

(iii)             Neither any Loan Party nor any Subsidiary or ERISA Affiliate sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, whether or not waived.

(iv)              Except as otherwise disclosed in writing by the Loan Parties to Agent from time to time, the aggregate liability for accrued benefits and other ancillary benefits under each defined benefit pension plan that is subject to ERISA and that is or will be sponsored or maintained by any Loan Party or any Subsidiary or any ERISA Affiliate (determined on the basis of the actuarial assumptions utilized by the Loan Parties or Subsidiaries for purposes of determining the projected benefit obligations as required by Financial Accounting Standards No. 87) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan that is subject to ERISA.

(v)                Except as otherwise disclosed in writing by the Loan Parties to Agent from time to time, there does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of Borrower or any ERISA Affiliate under any plan, program or arrangement providing post-retirement life or health benefits that is subject to ERISA.

(p)                Ownership of Loan Parties and Subsidiaries. The Loan Parties have no Subsidiaries other than those specifically disclosed in Schedule 8(p), which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized and issued Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and, other than with respect to Equity Interests held by the Historical Shareholders, and are owned by a Loan Party (or a Subsidiary) in the amounts specified on Schedule 8(p) free and clear of all Liens except for those created under the Loan Documents. Except as set forth in Schedule 8(p), there are no outstanding rights to purchase any Equity Interests in any Subsidiary. All of the outstanding Equity Interests in the Loan Parties and Subsidiaries have been validly issued, and are fully paid and non-assessable and, other than with respect to Equity Interests held by the Historical Shareholders, are owned in the amounts specified on Schedule 8(p) free and clear of all Liens except for those created under the Loan Documents. The copies of the organization documents of each Loan Party and each Subsidiary and each amendment thereto provided pursuant to Section 4 are true and correct copies of each such document, each of which is valid and in full force and effect.

(q)                Existing Debt and Guarantees. Other than the Existing Credit Agreement that is to be repaid from the proceeds of the Term Loan hereunder, no Loan Party or any Subsidiary is indebted to any other Person for money borrowed nor has any Loan Party or any Subsidiary issued any guaranty of payment or performance by any other Person, except as set forth on Schedule 8(q).

(r)                 Employee and Labor Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary, and no grievance or arbitration proceeding is pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (B) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or any Subsidiary or (C) to the knowledge of the Loan Parties, after due inquiry, no union representation question existing with respect to the employees of any Loan Party or any Subsidiary and no union organizing activity taking place with respect to any of the employees of any Loan Party or any Subsidiary; (ii) no Loan Party nor any Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law which remains unpaid or unsatisfied; (iii) the hours worked and payments made to each Loan Party’s and each Subsidiary’s employees have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements; and (iv) all payments due from each Loan Party and each Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on such Loan Party’s or Subsidiary’s books.

(s)                 Margin Regulations, Investment Company Act.

(i)                 No Loan Party nor any Subsidiary is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the United States Federal Reserve), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Term Loans shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Term Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the Board of Governors of the United States Federal Reserve.

(ii)               None of the Loan Parties or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(t)                 Disclosure. Each Loan Party has disclosed to Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(u)                Intellectual Property, Licenses, Etc. Each of the Loan Parties represents and warrants to Agent and the Lenders that Schedule 8(u) sets forth, as of the Agreement Date, a list of all of the (i) Trademarks, Patents and Copyrights, in each case included in the Collateral owned by or on behalf of such Loan Party and with respect to which a registration, recording or pending application has been made in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, as applicable, or any similar offices in the United States of America, or Canada, and (ii) material Trademark Licenses, Patent Licenses, Copyright Licenses and Trade Secret Licenses and domain names, in each case included in the Collateral owned or held by or on behalf of such Loan Party other than COTS.

(v)                Patriot Act. Each Loan Party and each Subsidiary, and to the knowledge of the Borrower, any of their respective Affiliates, is in compliance with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), and (iii) other federal, state, provincial, territorial or other local laws in effect in any jurisdiction applicable to the Loan Parties and their Affiliates relating to “know your customer” and anti-money laundering rules and regulations (including, to the extent applicable, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada)). No part of the proceeds of the Term Loan will be used by any Loan Party or any Subsidiary, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (or the equivalent legislation in any other jurisdiction applicable to the Loan Parties and their Affiliates including, for greater certainty, the Corruption of Foreign Public Officials Act (Canada)).

(w)              Canadian Pension Plans. Except as would not reasonably be expected to result in a Material Adverse Effect:

(i)                 Each Canadian Loan Party and each Subsidiary thereof is in compliance with all applicable provisions of the PBSA and the Tax Act applicable to any Canadian Pension Plan.

(ii)               No Canadian Loan Party nor any Subsidiary thereof maintains or contributes to, and no Canadian Loan Party nor any Subsidiary thereof has maintained or contributed to, any Multi-Employer Plan.

(iii)             No Canadian Loan Party nor any Subsidiary thereof sponsors or maintains any Canadian Defined Benefit Plans

(iv)              No Canadian Loan Party nor any Subsidiary thereof maintains, sponsors, administers or contributes to any plan, program or arrangement providing post-retirement life or health benefits in respect of its employees or former employees in Canada.

(x)                Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Loan Documents shall survive the execution and delivery of this Agreement and shall be conclusively presumed to have been relied on by Agent and each Lender regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Loan Party shall now or hereafter give, or cause to be given, to Agent or any Lender.

Section 9.        AFFIRMATIVE AND NEGATIVE COVENANTS

(a)          Maintenance of Existence. Each Loan Party and each Subsidiary shall at all times (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use commercially reasonable efforts to preserve or renew all of its material registered or applied-for Intellectual Property owned by such Loan Party and each Subsidiary, except to the extent such Intellectual Property of de minimis value, and no longer used or useful in, the conduct of the business of the Loan Parties.

(b)          New Collateral Locations. The Loan Parties may open any new location within the continental United States or Canada, provided the Loan Parties (i) give Agent notice of the opening of any such new location within 30 days thereafter, and (ii) execute and deliver, or cause to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, but not limited to, UCC or PPSA financing statements.

(c)          Compliance with Laws, Regulations, Etc.. Each Loan Party and each Subsidiary shall, at all times, comply in all material respects with all Laws, rules, regulations, licenses, permits, approvals and orders of any federal, provincial, state or local Governmental Authority applicable to it.

(d)          Payment of Taxes and Claims. Each Loan Party and each Subsidiary shall duly pay and discharge all Taxes imposed upon or against it or its properties or assets, except (i) for Taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which reserves have been established in accordance with GAAP, or (ii) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect. To the extent that any Loan Party has deferred payment of payroll taxes pursuant to the CARES Act or any related law or regulations, such Loan Party shall pay any such deferred payroll tax in full within the time frame specified by the CARES Act or other applicable law.

(e)          Insurance. The Loan Parties shall at all times maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by entities of established reputation engaged in the same or similar businesses and similarly situated. The Loan Parties shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if the Loan Parties fail to do so, Agent is authorized, but not required, to obtain such insurance at the expense of the Loan Parties. All general liability and property and casualty policies covering all or any of the Collateral shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage, and include, as applicable, a “standard mortgage clause”, and Agent may act as attorney for each Loan Party in obtaining, and at any time an Event of Default exists, adjusting, settling, amending and canceling such insurance. The Loan Parties shall cause Agent to be named as a loss payee under policies of property and casualty insurance covering all or any of the Collateral and an additional insured under policies of liability insurance (but in either case, without any liability for any premiums) under such insurance policies, and the Loan Parties shall obtain non-contributory lender’s loss payable endorsements to all such insurance policies in form and substance reasonably satisfactory to Agent. Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by any Loan Party or any of their Affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time while an Event of Default exists to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in the manner contemplated by this Agreement or hold such proceeds as cash collateral for the Obligations.

(f)           Financial Statements and Other Information.

(i)                 The Loan Parties and each Subsidiary shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of the Loan Parties and their Subsidiaries in accordance with GAAP, and the Loan Parties shall furnish or cause to be furnished to Agent and Lenders:

(A)              as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower (commencing with the fiscal year ended December 31, 2020), consolidated balance sheets of the Loan Parties and their Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited by and accompanied by a report of Withum Smith & Brown, PC or another independent certified public accounting firm of recognized national standing, which review and report shall be prepared in accordance with the Statements on Standards for Accounting and Review Services Promulgated by the Accounting and Review Services Committee of the American Institute of Certified Public Accountants, and shall state that the accountants are not aware of any material modifications that should be made in order for the financial statements to be in conformity with GAAP, and shall not be subject to any “going concern” or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered or anticipated (but not actual) covenant non-compliance);

(B)              as soon as available, but in any event within 45 days after the end of each fiscal quarter of Borrower (commencing with the fiscal quarter ended September 30, 2020), consolidated and consolidating balance sheets of the Loan Parties and each Subsidiary as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter, and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, all in reasonable detail, certified by an authorized officer of Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Loan Parties and each Subsidiary as of the end of such fiscal quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(ii)               (A) Simultaneously with the Loan Parties’ delivery of the quarterly financial statements described in Section 9(f)(i)(B) above for each fiscal quarter, commencing with the fiscal quarter ending December 31, 2020, the Loan Parties shall also deliver to Agent a Compliance Certificate (the “Compliance Certificate”) certified by an officer of Borrower, in the form attached hereto as Exhibit A, and (B) within five (5) Business Days following the last day of each calendar month, commencing with the month ended November 30, 2020, the Loan Parties shall deliver to the Agent a certificate of the chief financial officer or other senior executive officer of the Borrower certifying as to the Borrower’s compliance (or non-compliance) with the Minimum Cash Balance financial covenant set forth on Schedule 9(p) hereto as of the end of the immediately preceding calendar month.

(iii)             The Loan Parties shall promptly notify Agent in writing of the details of (A) any loss, damage, investigation, action, suit, proceeding or claim which could reasonably be expected to result in a Material Adverse Effect, and (B) the occurrence of any Default or Event of Default.

(iv)              Promptly following any request therefor, the Loan Parties also shall furnish or cause to be furnished to Agent such other information regarding the results of operations, business affairs and financial conditions of the Borrower and the other Loan Parties as the Agent may reasonably request. Subject to the provisions of the immediately succeeding clause (v), Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of any Loan Party or any Subsidiary to each Lender and to any court or other government agency or to any participant or permitted assignee or prospective participant or permitted assignee. Each Loan Party hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent and Lenders, at the Loan Parties’ expense, copies of the financial statements of the Loan Parties and their Subsidiaries and any reports or management letters prepared by such accountants or auditors on behalf of the Loan Parties and to disclose to Agent and Lenders such information as they may have regarding the business of the Loan Parties and the Subsidiaries, and the Loan Parties hereby irrevocably authorize Agent and Lenders to contact such accountants and auditors directly. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender in accordance with Agent’s or such Lender’s normal document retention policies.

(v)                The Loan Parties hereby acknowledge that (a) the Agent may make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, SyndTrak or another similar electronic system (the “Platform”) and (b) as of the Agreement Date the Lenders wish only to receive information that (A) is publicly available, (B) is not material with respect to the Loan Parties or their respective securities for purposes of applicable foreign, United States and Canada federal, provincial, territorial and state securities laws with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, or (C) constitutes information of a type that would be publicly available if the Loan Parties were public reporting companies (as determined by the Borrower in good faith) (such information, “Public Side Information”). Notwithstanding anything to the contrary contained herein, the Loan Parties hereby agree that they will use commercially reasonable efforts to ensure that all Borrower Materials contain only Public Side Information and to clearly and conspicuously mark the same as “PUBLIC SIDE” or “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC SIDE” or “PUBLIC” shall appear prominently on the first page thereof (it being understood that by marking Borrower Materials “PUBLIC SIDE” or “PUBLIC”, the Borrower shall be deemed to have authorized the Agent and the Lenders to treat the Borrower Materials as only containing Public Side Information and that any Borrower Materials that are not marked “PUBLIC SIDE” or “PUBLIC” shall be deemed to contain material non-public information (within the meaning of United States and Canada federal, provincial, territorial and state securities laws, as applicable) and shall not be suitable for posting by the Agent on a portion of the Platform designated “Public Side Information”. Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 9(f)(i) and 9(f)(ii) and Compliance Certificates delivered pursuant to Section 9(f)(iii) shall be deemed to be Public Side Information suitable for posting on a portion of the Platform designated “Public Side Information”.

Notwithstanding the foregoing to the contrary, the Lenders may at any time notify the Agent and the Borrower in writing that the Lenders no longer intend to be limited by the provisions of the immediately preceding paragraph and, from and after the date of such notice (the “Opt In Date”), the Borrower shall commence to deliver to the Agent and the Lenders the reports and information specified on Schedule 9(f)((v) hereof at the respective times and for the respective periods indicated on such Schedule.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NEITHER THE AGENT NOR ANY OF ITS AGENT-RELATED PERSONS WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE AGENT OR ANY OF ITS AGENT-RELATED PERSONS IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS AGENT-RELATED PERSONS HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Agent agrees that the receipt of the communications by the Agent at its e-mail address set forth in Schedule 15(a) hereof shall constitute effective delivery of the communications to the Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the communications have been posted to the Platform shall constitute effective delivery of the communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(vi)              Anything to the contrary notwithstanding, the obligations in clause (i) of this Section 9(f) may be satisfied with respect to financial information of the Borrower and the Subsidiaries by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the Securities Exchange Commission.

(g)          Books and Records; Accountants. Each Loan Party and each Subsidiary shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(h)          Post-Closing Conditions. The Loan Parties shall perform each of the conditions and obligations as set forth on Schedule 9(h) hereto. The failure of the Loan Parties to perform each of the conditions and obligations listed on Schedule 9(h) as and when required by the terms thereof (unless such date is extended in writing by the Agent), shall constitute an Event of Default.

(i)           Information Regarding the Collateral. The Loan Parties shall furnish to Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s legal name as set forth in its organizational documents; (ii) the location of any Loan Party’s chief executive office or its principal place of business, its registered office or its “location” for the purposes of the PPSA, or the establishment of any new location at which Collateral having a fair market value in excess of $250,000 is located; (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number (if any) assigned to it by its jurisdiction of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or PPSA, as applicable, or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral.

(j)           Sale of Assets, Consolidation, Merger, Amalgamation, Dissolution, New Subsidiaries, Etc.. No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly:

(i) merge or amalgamate into or with or consolidate with any other Person or permit any other Person to merge or amalgamate into or with or consolidate with it, except, so long as no Event of Default has occurred and continues to exist, (A) the merger, amalgamation or consolidation of a Loan Party into another Loan Party (provided that in the event that the Borrower is a party to such merger, amalgamation or consolidation, the Borrower shall be the surviving entity of such merger, amalgamation or consolidation), and (B) the merger or amalgamation of a Subsidiary into another Subsidiary (provided that in the event that a Loan Party is a party to such merger, amalgamation or consolidation, the Loan Party shall be the surviving entity of such merger, amalgamation or consolidation), and provided that any disposition of assets by a Loan Party to a Subsidiary which is not a Loan Party shall be permitted by Section 9(j)(ii) and/or Section 9(m) below;

(ii) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or Indebtedness to any other Person or any of its assets to any other Person, except (A) sales of Inventory in the ordinary course of business, (B) the disposition of surplus or obsolete Equipment or Equipment and Intellectual Property no longer used or useful in the business of the Loan Parties or any Subsidiary, (C) any investment permitted by Section 9(m), (D) dispositions of damaged, unsuitable, used or surplus assets or goods held for sale, in each case, in the ordinary course of business, (E) dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the net proceeds of such disposition is promptly applied to the purchase price of such replacement property; (F) dividends or other distributions permitted by Section 9(n), (G) the granting or existence of Liens permitted by Section 9(k), (H) dispositions of cash and cash equivalents in the ordinary course of business, (I) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business, (J) licensing or sublicensing (or other grants of rights to use or exploit) of Intellectual Property in the ordinary course of business (provided that no such license or sublicense shall unreasonably interfere with the conduct of business of the Loan Parties as conducted on the Agreement Date), (K) leases, subleases, licenses, sublicenses, occupancy agreements or assignment of property in the ordinary course of business, (L) transfers of property subject to casualty events, (M) dispositions of investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements, (N) the unwinding of hedging agreements pursuant to their terms, (O) transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement, and (P) other dispositions involving consideration not in excess of $100,000 for any single disposition or $250,000 for all such dispositions in any fiscal year of the Borrower; provided that the foregoing shall not be construed to permit the transfer of assets by any Loan Party to any Subsidiary which is not a Loan Party (other investments in such Subsidiaries expressly permitted under Section 9(m));

(iii) purchase all or substantially all of the assets of any Person or any division of any Person, except as provided in Section 9(m) below;

(iv) form or acquire any additional Subsidiaries except as provided in Section 9(m) below; or

(v) wind up, liquidate or dissolve; provided that any Subsidiary may wind-up liquidate or dissolve so long as, in the case of any winding up, liquidation or dissolution of a Loan Party, such Subsidiary shall at or before the time of such winding up, liquidation or dissolution transfer its assets to another Loan Party, unless the disposition of such assets is otherwise permitted under this Agreement.

(k)          Encumbrances. No Loan Party shall, nor shall they permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any Collateral or any other asset or property of such Loan Party or Subsidiary other than Permitted Liens.

(l)           Indebtedness and Guarantees. No Loan Party shall, nor shall they permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or Indebtedness, except: (i) the Obligations; (ii) current liabilities in respect of (A) unfunded vested benefits under plans covered by Title IV of ERISA, and (B) contributions to Canadian Pension Plans; (iii) purchase money Indebtedness (including capital leases) secured by Permitted Liens specified in clause (j) of the definition of such term in an aggregate principal amount not to exceed $250,000 at any time outstanding; (iv) the Indebtedness and guarantees described in Schedule 8(q) hereto; (v) guarantees incurred by any Subsidiary in respect of Indebtedness of the Borrower or any other Subsidiary that is permitted to be incurred under this Agreement (provided that a guaranty by a Loan Party of Indebtedness of a Subsidiary which is not a Loan Party shall be deemed to constitute an investment in such non-Loan Party Subsidiary, and shall be permitted under Section 9(l)(v) only to the extent permitted under Section 9(m) below); (vi) Indebtedness of (A) any Loan Party owing to any other Loan Party, (B) any Subsidiary that is not a Loan Party owed to (1) any other Subsidiary that is not a Loan Party or (2) any Loan Party, and (C) any Loan Party owed to any Subsidiary which is not a Loan Party; provided that (I) all such Indebtedness of any Loan Party under this clause (vi)(C) must be subject to subordination terms acceptable to the Required Lenders, and (II) the aggregate principal amount of such Indebtedness outstanding at any time pursuant to clause (vi)(C) shall be permitted as an investment pursuant to Section 9(m) below; (vii) Indebtedness of Subsidiaries that are not Loan Parties in an aggregate principal amount outstanding at any time not to exceed $100,000; (viii) Indebtedness in respect of hedging agreements incurred in the ordinary course of business and not for speculative purposes; (ix) Indebtedness representing deferred compensation or stock-based compensation to directors, officers, managers, employees and other service providers of the Borrower and its Subsidiaries; (x) Indebtedness consisting of promissory notes issued by the Borrower or any Subsidiary to current or former officers, directors, managers, consultants and employees, their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 9(n); (xi) Indebtedness in respect of indemnification, purchase price adjustments, earn-outs or other similar obligations incurred by the Borrower or any Subsidiary in connection with an acquisition, investment or disposition permitted under this Agreement under agreements which provide for indemnification, the adjustment of the purchase price, earn-outs or for similar adjustments; (xii) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary (or is merged or consolidated with or into the Borrower or any Subsidiary) or Indebtedness attaching to assets that are acquired by the Borrower or any Subsidiary (including any Indebtedness assumed by the Borrower or any Subsidiary in connection with any acquisition of any assets or Person), in each case after the Agreement Date as the result of an acquisition or investment permitted by Section 9(n) to the extent existing at the time of such acquisition or investment; provided that such Indebtedness is not incurred in contemplation of such acquisition or investment; (xiii) Indebtedness in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; (xiv) other Indebtedness in an aggregate principal amount not to exceed $250,000 in the aggregate at any time outstanding; (xv) Indebtedness incurred by the Borrower or any Subsidiary in respect of any banker’s acceptances, bank guarantees, letters of credit, warehouse receipts or similar instruments entered into in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; (xvi) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practice; (xvii) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; (xviii) guarantees (A) in respect of any travel and other reimbursable business expenses incurred by employees of the Borrower or any of the Subsidiaries in the ordinary course of business and (B) incurred in the ordinary course of business in respect of obligations of or to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners; (xix) to the extent considered Indebtedness, funds of another Person held in a deposit account by a Loan Party or any Subsidiary as a fiduciary or on a contractual basis; and (xx) Indebtedness owing to Royal Bank of Canada in connection with the corporate credit program maintained by Bonfire Interactive Ltd. in a principal outstanding amount at no time to exceed CAD $150,000 or such other principal outstanding amount as approved by the Required Lenders from time to time.

(m)        Loans, Investments, Etc.. No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or Indebtedness of all or a substantial part of the assets or property of any Person, or agree to do any of the foregoing, except: (i) the endorsement of instruments for collection or deposit in the ordinary course of business; (ii) investments in: (A) short-term direct obligations of the United States Government or the Government of Canada, (B) negotiable certificates of deposit issued by any bank satisfactory to Agent, payable to the order of a Loan Party or to bearer and delivered to Agent, and (C) commercial paper rated “A-1” or “P-1”; provided that, subject to the Perfection Limitations, as to any of the foregoing under this clause (ii), the Loan Parties shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent in such investments; (iii) loans or advances to officers, directors, managers, consultants and employees (or, in the case of (B) below, any future or present officer, director, manager, consultant or employee (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their estates)) of the Borrower or any Subsidiary (A) for travel, entertainment, relocation and analogous ordinary business purposes in the ordinary course of business and (B) in connection with such Person’s purchase of Equity Interests of the Borrower; provided that no cash is actually advanced pursuant to this clause (B) other than to pay Taxes due in connection with such purchase unless such cash is promptly repaid; (iv) investments (A) by the Borrower or any Subsidiary in any Loan Party and (B) by any Subsidiary that is not a Loan Party in any other Subsidiary that is also not a Loan Party; (v) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors), investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts, and investments consisting of prepayments to suppliers, licensors and licensees in the ordinary course of business; (vi) transactions permitted under Sections 9(j) (including the receipt of noncash consideration for the dispositions of assets permitted thereunder), 9(k), 9(l) and 9(n), (vii) [RESERVED]; (viii) investments in hedging agreements permitted hereunder; (ix) investments (A) in the ordinary course of business and consistent with past practice in connection with the cash management operations of the Borrower and the Subsidiaries and (B) consisting of (x) endorsements for collection or deposit and (y) customary trade arrangements with customers; (x) investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment; (xi) the licensing, sublicensing or contribution of intellectual property rights pursuant to joint marketing arrangements with Persons other than the Borrower and the Subsidiaries in the ordinary course of business (provided, that no such license, sublicense or contribution shall unreasonably interfere with the conduct of business of the Loan Parties as conducted on the Agreement Date); (xii) other investments not exceeding $100,000 in the aggregate in any fiscal year, so long as no Event of Default exists at the time of such investment; (xiii) investments in any Subsidiary that is not a Loan Party and in any joint venture in an aggregate amount not to exceed $150,000; (xiv) investments to the extent that payment for the entire amount of such investments is made with the proceeds of issuance of Equity Interests; (xv) investments of a Person that is acquired and becomes a Subsidiary or of a company merged or amalgamated or consolidated into any Subsidiary, in each case after the Agreement Date and in accordance with this Section 9(m), to the extent that such investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, and were in existence on the date of such acquisition, merger, amalgamation or consolidation; (xvi) the forgiveness or conversion to equity of any Indebtedness owed to a Loan Party and permitted by this Section 9(m); (xvii) additional Subsidiaries of the Borrower may be established or created if the Borrower and such Subsidiary comply with the requirements of Section 7(e), if applicable; provided that any investments in such Subsidiaries shall otherwise be permitted by this Section 9(m); (xviii) guarantees by any Loan Party or any Subsidiary of leases or other obligations of any Loan Party or any other Subsidiary that do not constitute Indebtedness and are entered into in the ordinary course of business; (xix) purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses (or other grants or rights to use or exploit) or leases of other assets, intellectual property, or other rights, in each case in the ordinary course of business; (xx) investments maintained in connection with any Loan Party’s deferred compensation plan and maintained in the ordinary course of business; and (xxi) investments consisting of operating deposit accounts maintained in the ordinary course of business.

(n)          Dividends and Redemptions. No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly, declare or pay any dividends or distributions on account of any shares of any class of capital stock or membership interests, as applicable, of such Loan Party or Subsidiary now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock or membership interests, as applicable (or set aside or otherwise deposit or invest any sums for such purpose), for any consideration other than additional common stock or membership interests, as applicable, or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing (the foregoing being referred to herein as “Restricted Payments”); provided, however, that (i) any Loan Party and any Subsidiary may pay Restricted Payments to any Loan Party (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary, to the Loan Party and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests); (ii) any Subsidiary that is not a Loan Party may pay Restricted Payments to any other Subsidiary that is not a Loan Party (and, in the case of a Restricted Payment by a non-wholly owned Subsidiary that is not a Loan Party, to any other Subsidiary that is not a Loan Party and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests); (iii) to effectuate the repurchase of Equity Interests of the Borrower deemed to occur upon the noncash exercise of stock options and warrants or similar equity incentive awards; (iv) the Borrower and any Subsidiary may (A) pay cash in lieu of fractional shares in connection with any dividend, split or combination of its Equity Interests or any acquisition or investment permitted under Section 9(m) above and (B) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion; and (v) the Borrower or any Subsidiary may redeem in whole or in part any Equity Interests of the Borrower or any Subsidiary solely as part of an exchange for another class of Equity Interests or rights to acquire Equity Interests or with proceeds from substantially concurrent equity contributions from, or issuances of new shares of its Equity Interests (other than Disqualified Equity Interests) to, any Person other than Borrower or any of its Subsidiaries (for the avoidance of doubt, such exchange or redemption cannot involve a cash outlay); provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests of the Borrower or any Subsidiary are no more adverse (taken as a whole) to the Lenders than those contained in the Equity Interests redeemed thereby.

(o)          Transactions with Affiliates. No Loan Party shall, nor shall they permit any Subsidiary to, directly or indirectly, (i) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any Affiliate of such Loan Party (other than another Loan Party), except in the ordinary course of business and pursuant to the reasonable requirements of such Loan Party’s or such Subsidiary’s business and upon fair and reasonable terms not materially less favorable (taken as a whole) to such Loan Party or such Subsidiary than such Loan Party or such Subsidiary would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; or (ii) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any Affiliate of such Loan Party or such Subsidiary except reasonable compensation to officers, employees and directors for services rendered to such Loan Party or such Subsidiary in the ordinary course of business.

(p)          Financial Covenants. The Loan Parties shall comply with each of the financial covenants set forth on Schedule 9(p) hereto.

(q)          Amendment to Organizational Documents. No Loan Party shall, nor shall they permit any Subsidiary to, amend, modify or waive any Loan Party’s or any Subsidiary’s rights under its organization documents in a manner materially adverse to the interests of the Agent, Lenders or their respective Affiliates under the Loan Documents.

(r)           Costs and Expenses. The Loan Parties shall pay to Agent and Lenders on demand all reasonable, documented out-of-pocket costs, expenses, filing fees and taxes (other than any Taxes imposed on or measured by the net income of the Agent or of any Lender) paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Loan Documents and all other documents executed in connection herewith or therewith and the consummation of the transactions contemplate hereby and thereby and any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (i) all costs and expenses of filing or recording (including UCC and PPSA financing statement filing fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (ii) all insurance premiums, appraisal fees and search fees; (iii) costs and expenses of remitting loan proceeds and collecting checks and other items of payment, together with Agent’s customary charges and fees with respect thereto (including wire transfer fees); (iv) costs and expenses of preserving and protecting the Collateral; (v) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and Liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Loan Documents or defending any claims made or threatened against Agent arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (vi) the fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing; and (vii) all costs, expenses, filing fees and taxes paid or payable by Agent or Lenders in connection with the collection, the liquidation, the enforcement and defense of the Obligations, Agent’s rights in the Collateral, this Agreement, the other Loan Documents and all other documents related herewith or therewith.

(s)           Further Assurances. Subject to the Perfection Exceptions at the request of Agent or the Required Lenders at any time and from time to time, each Loan Party shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement and each of the other Loan Documents.

(t)           Notice of ERISA Matters. The Loan Parties will give to Agent notice on the date notice is given or required under ERISA to be given by the Loan Parties to the Pension Benefit Guaranty Corporation of the termination of any plan subject to Title IV of ERISA and maintained for employees of any Loan Party or any subsidiary or any ERISA Affiliate, and upon the creation of a plan not in effect on the Agreement Date or the reinstatement of benefits under any plan, program or arrangement providing post-retirement life or health benefits, and, at any time thereafter, upon the request of Agent, the Loan Parties shall cause the amount of unfunded liability under such plan, program or arrangement to be promptly quantified, and the Loan Parties shall notify Agent of such amount promptly after their receipt thereof.

(u)          Additional Loan Parties. The Loan Parties shall notify Agent at the time that any Person (x) becomes a Subsidiary (other than an Excluded Subsidiary), and promptly thereafter (and in any event within twenty (20) days or such later date as the Required Lenders shall agree), cause any such Person (a) to (i) become a Loan Party by executing and delivering to Agent a joinder to this Agreement or such other documents as Agent shall reasonably deem appropriate for such purpose, (ii) grant a Lien to Agent on such Person’s assets of the same type that constitute Collateral to secure the Obligations, and (iii) deliver to Agent documents of the types referred to in clauses (iii), (iv) and (v) of Section 4(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person required to be pledged hereunder are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness, in each case in form, content and scope reasonably satisfactory to Agent. In no event shall compliance with this Section 9(u) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 9(u) if such transaction was not otherwise permitted by this Agreement.

(v)          Intellectual Property. Each Loan Party hereby covenants and agrees as follows:

(i)                 It will not, nor will it permit any of its licensees (or sublicensees) to, do any act, or omit to do any act, whereby any material Patent included in the Collateral that is related to the conduct of its business may become invalidated or dedicated to the public, and it shall continue to mark any products covered by a Patent with the relevant patent number as necessary to establish and preserve its maximum rights if required under applicable patent laws; provided however that no Loan Party will be bound by the foregoing obligations with respect to any Patent that is of de minimis value and that such Loan Party has ceased to use in the ordinary course of operating its business.

(ii)               It will (either directly or through its licensees or its sublicensees), for each material Trademark included in the Collateral that is related to the conduct of its business, (A) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (B) maintain the quality of products and services offered under any such Trademark, (C) display such Trademark with notice of federal or other analogous registration to the extent necessary to establish and preserve its rights under applicable Law, and (D) not knowingly use or knowingly permit any of its licensees or sublicensees to use such Trademark in violation of any third party’s valid and legal rights; provided however that no Loan Party will be bound by the foregoing obligations with respect to any Trademark that is of de minimis value and that such Loan Party has ceased to use in the ordinary course of operating its business.

(iii)             It will (either directly or through its licensees or its sublicensees), for each material work covered by a Copyright included in the Collateral that is related to the conduct of its business, continue to publish, reproduce, display, adopt and distribute such work with appropriate copyright notice as necessary to establish and preserve its maximum rights under applicable copyright laws, if required to do so; provided, however, that no Loan Party will be bound by the foregoing obligations with respect to any Copyright that is of de minimis value and that such Loan Party has ceased to use in the ordinary course of operating its business.

(iv)              It will promptly notify Agent in writing if it knows that any Intellectual Property included in the Collateral material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office, or any similar offices or tribunals in the United States of America or Canada) regarding such Loan Party’s ownership of any such Intellectual Property, its right to register the same, or to keep and maintain the same, other than the natural expiration of any such Intellectual Property by operation of applicable Laws.

(v)                In no event shall it, either directly or through any agent, employee, licensee or designee, file an application for any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or any similar offices in the United States of America or Canada, unless it promptly notifies the Agent in writing thereof and, subject to the Perfection Limitations, upon request of Agent, executes and delivers any and all agreements, instruments, documents and papers as Agent may reasonably request to evidence Agent’s security interest in the Intellectual Property that constitutes Collateral in the United States or Canada, and such Loan Party hereby appoints Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(vi)              It will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or any similar offices or tribunals in the United States of America or Canada, to maintain and pursue each material application relating to the Intellectual Property included in the Collateral owned or held by it or on its behalf (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registered Trademark (other than any registered Trademark that is of de minimis value and that a Loan Party that has ceased to use in the ordinary course of operating its business) and Copyright included in the Collateral that is material to the conduct of its business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent, in good faith, with reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties. In the event that it has reason to believe that any Intellectual Property included in the Collateral material to the conduct of its business has been or is about to be infringed, misappropriated or diluted by a third party, it promptly shall notify Agent in writing and shall, if consistent, in good faith, with reasonable business judgment, promptly take action against such infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, if applicable, and take such other actions consistent with reasonable business practices under the circumstances to protect such Intellectual Property.

(vii)            During the continuance of an Event of Default, it shall use its best efforts to obtain all requisite consents or approvals by the licensor of each License, other than Licenses for common off-the-shelf software, included in the Collateral owned or held by it or on its behalf to effect the assignment (as collateral security) of all of its right, title and interest thereunder to Agent or its designee.

(viii)          It shall take commercially reasonable steps necessary to protect the secrecy of all material Trade Secrets used in the conduct of its business, including restricting access to such Trade Secrets.

(ix)              It shall continue to collect all amounts due or to become due to such Loan Party under all licenses of Intellectual Property included in the Collateral owned or held by it or on its behalf, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or Agent may reasonably deem necessary. Notwithstanding the foregoing, Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such Loan Party to notify, any relevant obligors with respect to such amounts of Agent’s security interest therein.

(x)                On the Agreement Date, each Loan Party having Trademarks (or applications with respect thereto), Patents (or applications with respect thereto) or Copyrights (or applications with respect thereto) in each case other than Excluded Assets, shall execute and deliver to Agent a trademark security agreement, patent security agreement and/or copyright security agreement, as applicable.  In addition, each Loan Party shall promptly notify Agent in writing upon the filing of an application with the United States Patent and Trademark Office, United States Copyright Office, the Canadian Intellectual Property Office, or any similar office in any other country, as applicable, and, except in the case of Excluded Assets, shall deliver a Trademark Security Agreement, Patent Security Agreement and/or Copyright Security Agreement, as applicable, with respect thereto. Any expense incurred in connection with each Loan Party’s obligations under this Section 9(v) shall be borne by such Loan Party.

(w)        Notice of PBSA Matters. The Loan Parties will give notice to Agent on the date notice is given or required under the PBSA or the Tax Act of the termination of any Canadian Pension Plan. No Canadian Loan Party nor any Subsidiary thereof shall create any new Canadian Defined Benefit Plan or other plan, program or arrangement providing post-retirement life or health benefits for employees or former employees in Canada, without prior notice to the Agent and the consent of the Required Lenders. Upon receiving any such notice, the Required Lenders shall undertake to negotiate and agree with the Canadian Loan Parties an amendment to this Agreement containing mutually acceptable, reasonable and appropriate representations, warranties and covenants regarding such new Canadian Defined Benefit Plan or plan, program or arrangement providing post-retirement life or health benefits for employees or former employees in Canada.

(x)                SBA PPP Loan. Any Loan Party that has an existing SBA PPP Loan will (i) comply with all terms and conditions of the SBA PPP Loan and all requirements of the SBA and Small Business Act related thereto, (ii) to the extent any funds of the SBA PPP Loan remain unspent, hold those funds in a segregated account and use such funds solely for CARES Allowable Uses, (iii) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to the SBA PPP Loan and, upon reasonable request, provide such books of record to the Agent, and (iv) so long as permitted under the CARES Act or other applicable law, no later than March 31, 2021, apply for forgiveness of the maximum permissible amount of such SBA PPP Loan in accordance with Section 1106 of the CARES Act except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and, upon reasonable request by the Agent or the Required Lenders, provide notice of the status of and any documentation related to such application for forgiveness to the Agent and the Lenders.

Section 10.    EVENTS OF DEFAULT AND REMEDIES

(a)          Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default,” and collectively as “Events of Default”:

(i)                 The Loan Parties fail to pay when due any of the Obligations, including but not limited to any payment of principal or interest on the Term Loan and, except in the case of payments of principal, such failure shall continue for more than five (5) Business Days;

(ii)               any Loan Party fails to perform any of the terms, covenants, conditions or provisions contained in Section 6 or clauses (a), (e), (f), (h), (i), (j), (k), (l), (m), (n), (o), (p) and (q) of Section 9(a) of this Agreement;

(iii)             any Loan Party fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement (other than those referred to in Section 10(a)(ii)) or any of the other Loan Documents to which such Loan Party is a party and such failure continues for twenty-five (25) days (it being understood that such cure period shall not apply to any other Event of Default expressly described in this Section 10(a));

(iv)              any representation, warranty or statement of fact made by any Loan Party to Agent or any Lender in this Agreement, any other Loan Document or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(v)                any Loan Party revokes terminates any of the terms, covenants, conditions or provisions of any Loan Document to which it is a party;

(vi)              one or more judgments for the payment of money is rendered against any Loan Party in excess of $250,000 (singly or in the aggregate) and any such judgment shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Loan Party or any of their assets which could reasonably be expected to have a Material Adverse Effect;

(vii)            any Loan Party dissolves or suspends or discontinues doing business;

(viii)          any Loan Party becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

(ix)              a case or proceeding under any Debtor Relief Law now or hereafter in effect or under any other insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Loan Party or any Subsidiary or all or any part of the properties of any Loan Party or Subsidiary and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of 60 days;

(x)                a case or proceeding under any Debtor Relief Law now or hereafter in effect or under any other insolvency, reorganization, receivership, readjustment of debt, dissolution, winding-up or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Loan Party or Subsidiary or for all or any part of the property of any Loan Party or Subsidiary;

(xi)              any default by any Loan Party under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any Person other than the Obligations, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any Person other than the Obligations, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Loan Party under any material contract, lease, license or other obligation to any Person other than the Obligations, which default continues for more than the applicable cure period, if any, with respect thereto;

(xii)            a Change of Control shall occur;

(xiii)          any Loan Party makes any payment (directly or indirectly) with respect to any Subordinated Debt in violation of the applicable subordination agreement;

(xiv)          (a) any event which Agent determines in good faith would constitute grounds for the termination of any plan of any Loan Party or any Subsidiary subject to Title IV of ERISA or for the appointment by the appropriate United States District Court of a trustee to administer such plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Loan Parties by Agent, or (b) any such plan shall be terminated, or (c) a trustee shall be appointed by an appropriate United States District Court to administer any such plan; and (x) such appointment shall continue undischarged or unstayed for three (3) Business Days, or (y) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such plan and such proceedings shall remain undismissed or unstayed for three (3) Business Days and, in any such case (x) or (y), a Lien against the assets of any Loan Party or any subsidiaries is imposed under ERISA in an amount which could reasonably be expected to have a Material Adverse Effect; or

(xv)            (a) any event which Agent determines in good faith would constitute grounds for the termination of any plan by any Loan Party or any Subsidiary thereof that is a Canadian Defined Benefit Plan, or for the appointment by the appropriate Governmental Authority of a trustee to administer such plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Loan Party by Agent, (b) any such plan shall be terminated, or (c) a trustee shall be appointed by an appropriate Governmental Authority to administer any such plan and (x) such appointment shall continue undischarged or unstayed for three (3) business Days, or (y) a Governmental Authority shall institute proceedings to terminate any such plan and such proceedings shall remain undismissed or unstayed for three (3) Business Days, and in any such case (x) or (y) a Lien against the assets of any Loan Party or any subsidiaries is imposed under the PBSA in an amount which could reasonably be expected to have a Material Adverse Effect.

(b)          Remedies. If an Event of Default exists, in each case without demand or notice to any Loan Party or any other Person (unless such notice is expressly required hereunder or under applicable Law):

(i)                 Agent shall have all rights and remedies provided in this Agreement, the other Loan Documents, the UCC, the PPSA and other applicable Law. All rights, remedies and powers granted to Agent hereunder, under any of the other Loan Documents, the UCC, the PPSA or other applicable Law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Loan Party of this Agreement or any of the other Loan Documents. Agent may, at any time or times, proceed directly against one or more Loan Party to collect the Obligations without prior recourse to the Collateral.

(ii)               Agent may, in its discretion and without limitation, and Agent shall, at the direction of the Required Lenders, (A) accelerate the payment of all Obligations and demand immediate payment thereof to Agent (provided that, upon the occurrence of any Event of Default described in Section 10(a)(ix) or (x), all Obligations shall automatically become immediately due and payable), (B) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, and each Loan Party hereby irrevocably consents to any such action by Agent, (C) require the Loan Parties to, at the Loan Parties’ expense, and each Loan Party hereby agrees that it shall, assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (D) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (E) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, and (F) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Loan Party, which right or equity of redemption is hereby expressly waived and released by each Loan Party. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to the Loan Parties designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof, and the Loan Parties waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of a receiver, a writ of possession or any other pre-judgment remedy, each Loan Party waives the posting of any bond which might otherwise be required.

(iii)             Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part, in the order contemplated by this Agreement, whether or not then due. The Loan Parties shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the Default Rate and all costs and expenses of collection or enforcement, including attorneys’ fees and legal expenses.

(iv)              Agent may (A) exercise any of its remedies under any other Loan Document, (B) apply any cash collateral to the Obligations (without limiting the foregoing, Agent may instruct any bank or other financial institution holding any cash, certificate of deposit or other Collateral to pay over such Collateral to Agent), and (C) draw on any letter of credit issued for the benefit of Agent in connection with this Agreement or any other Loan Document and apply the proceeds thereof to the Obligations.

(v)                Agent may, without regard to any waste, adequacy of the security or solvency of Borrower, apply for the appointment of a receiver of the Collateral, to which appointment each Loan Party hereby irrevocably consents, whether or not foreclosure or repossession proceedings have been commenced hereunder or under any other Loan Document and whether or not a foreclosure sale or secured party sale has occurred.

(vi)              Agent may cancel any insurance policy of any Loan Party in exchange for a refund of the unearned premium with respect thereto, and each Loan Party hereby authorizes any insurance company which has issued any such policy to make such payment directly to Agent for application to the Obligations.

(c)          Equity Cure.

(i)                 Notwithstanding anything to the contrary contained in Section 10(a), in the event that the Loan Parties fail to comply with any financial covenant requirements set forth on Schedule 9(p) (A) in the case of Minimum Cash Balance financial covenant, as of the last day of any calendar month, and (B) with respect to the Minimum TTM Revenue and Minimum ARR covenant, as of the last day of any fiscal quarter of the Borrower, at any time prior to (x) in the case of Minimum Cash Balance financial covenant, the expiration of the fifth (5th) Business Day after the date on which the Minimum Cash Balance certification with respect to such calendar month is required to be delivered under Section 9(f)(ii)(B) hereof, or (y) in the case of Minimum TTM Revenue or Minimum ARR covenant, the expiration of the fifth (5th) Business Day subsequent to the date on which a Compliance Certificate with respect to such fiscal quarter is required to be delivered in accordance with Section 9(f)(ii)(A) (in each case, the “Cure Right Expiration Date”), Borrower shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Borrower as cash common equity or other Qualified Equity Interests (collectively, the “Cure Right”), and upon the receipt by Borrower of the Net Cash Proceeds of such issuance (the “Cure Amount”) and, in the case of exercise of the Cure Right with respect to a violation of the Minimum TTM revenue and Minimum ARR covenant, application of the Cure Amount proceeds as a mandatory prepayment of the Term Loan pursuant to Section 2(a)(iii) hereof, the financial covenants shall be recalculated giving effect to the Cure Amount (in the case of the Minimum TTM revenue covenant, treating such Cure Amount as revenue received during the relevant quarter and, with respect to the Minimum ARR covenant, treating such Cure Amount as recurring revenue expected to be received during the twelve-month period following the relevant quarter).

(ii)               Notwithstanding anything herein to the contrary, (i) following the Agreement Date, the Cure Right shall not be exercised more than two times and (ii) for purposes of this Section 10(c), in the case of exercise of the Cure Right with respect to the Minimum TTM revenue or Minimum ARR covenant, the Cure Amount shall be no greater than the amount required for purposes of complying with the applicable financial covenants requirements and any amounts in excess thereof shall not be deemed to be a Cure Amount.

Section 11.    GUARANTEE

(a)          Guarantee. The Domestic Loan Parties hereby guarantee, jointly and severally, to Agent and Lenders and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Domestic Loan Parties hereby further agree that if the Loan Parties shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the Domestic Loan Parties will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)          Obligations Unconditional. The obligations of the Domestic Loan Parties under Section 11(a) are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11 that the obligations of the Domestic Loan Parties hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Domestic Loan Parties hereunder, which shall remain absolute and unconditional as described above:

(i)                 at any time or from time to time, without notice to such Domestic Loan Parties, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)               any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)             the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv)              any Lien or security interest granted to, or in favor of, Agent as security for any of the Obligations shall fail to be perfected.

Each Domestic Loan Party hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent exhaust any right, power or remedy or proceed against Borrower or any other Guarantor hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Obligations, and hereby waive the benefits of division and discussion.

(c)          Waiver of Suretyship Defenses. Each Loan Party agrees that the joint and several liability of the Loan Parties provided for in this Agreement and the other Loan Documents shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which one or more other Loan Parties may hereafter agree (other than an agreement signed by Agent and Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by Agent and/or Lenders with respect to any of the Obligations, nor by any other agreements or arrangements whatever with one or more other Loan Parties or with any other Person, each Loan Party hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Loan Party is direct and unconditional as to all of the Obligations and may be enforced without requiring Agent or any Lender first to resort to any other right, remedy or security. Each Loan Party hereby expressly waives promptness, diligence, notice of acceptance and any other right, remedy or security.

(d)          Reinstatement. The obligations of the Domestic Loan Parties under this Section 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Domestic Loan Party agrees that it will indemnify Agent on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(e)          Subrogation. Until full payment of the Obligations, each of the Guarantors hereby subordinates all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code, as amended, or any other applicable Debtor Relief Laws) or otherwise by reason of any payment by it pursuant to the provisions of this Section 11 to the prior payment in full of the Obligations.

(f)           Remedies. The Guarantors agree that, as between the Guarantors, Agent and Lenders, the Obligations of Borrower hereunder may be declared to be forthwith due and payable as provided in Section 10(b) (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10(b)) for purposes of Section 11(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantor for purposes of Section 11(a).

(g)          Instrument for the Payment of Money. Each of the Domestic Loan Parties hereby acknowledges that the guarantee in this Section 11 constitutes an instrument for the payment of money only, and consents and agrees that Agent, at its sole option, in the event of a dispute by such Domestic Loan Party in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money only.

(h)          Continuing Guarantee. The guarantee in this Section 11 is a continuing guarantee and shall apply to all Obligations whenever arising.

(i)           General Limitation on Amount of Obligations Guaranteed. In any action or proceeding under any Debtor Relief Laws, if the obligations of the Guarantors under Section 11(a) would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11(a), then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantors, Agent or other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

(j)           Subordination. Each Loan Party hereby agrees that any and all Indebtedness, liabilities and other obligations now or hereafter owing to it by each other Loan Party (“Intercompany Debt”) hereby is and shall be subordinate and junior in right of payment and claim to the prior payment in full of all Obligations as herein provided. Until all of the Obligations have been paid in full, no payment of any kind on account of any Intercompany Debt shall be made or received by a Loan Party, provided that for so long as no Default or Event of Default exists, a Loan Party may make and/or receive payments on Intercompany Debt from time to time in their sole discretion. Any payment at any time received by a Loan Party on account of Intercompany Debt in violation of this paragraph shall be held in trust by such Loan Party for the benefit of Agent and Lenders and shall forthwith be paid to Agent without affecting the liability of any Loan Party under this Agreement, which amount shall be applied by Agent in reduction of the Obligations in accordance with this Agreement as if such payments were Collateral.

Section 12.    JURY TRIAL WAIVER; GOVERNING LAW; CERTAIN INDEMNITIES and WAIVERS

(a)          Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(i)                 The validity, interpretation and enforcement of this Agreement and the other Loan Documents and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the substantive laws (other than conflict of law provisions and principles, but including Section 5-1401 and Section 5-1402 of the General Obligations Law) of the State of New York.

(ii)               The Loan Parties, Lenders and Agent irrevocably consent and submit to the non-exclusive jurisdiction of the United States Federal Court of the Southern District of New York or any New York state court sitting in New York County, New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent shall have the right to bring any action or proceeding against any Loan Party or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Loan Party or its property).

(iii)             Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address in accordance with the notice provisions hereof, and service so made shall be deemed to be completed three (3) days after the same shall have been so deposited in the U.S. or Canadian mail, or, at Agent’s option, by service upon such Loan Party in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, the Borrower shall appear in answer to such process, failing which such Loan Party shall be deemed in default and judgment may be entered by Agent against such Loan Party for the amount of the claim and other relief requested.

(iv)              THE LOAN PARTIES, LENDERS AND AGENT HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE LOAN PARTIES, LENDERS AND AGENT HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT LOAN PARTIES, LENDERS OR AGENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(v)                Neither Agent nor any Lender shall have any liability to any Loan Party (whether in tort, contract, equity or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or the applicable Lender that the losses were the result of acts or omissions constituting (i) with respect to Agent, gross negligence or willful misconduct, or (ii) with respect to any Lender, gross negligence, material breach or willful misconduct, each as determined pursuant to a final non-appealable order of a court of competent jurisdiction. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that Agent and Lenders acted in their sole discretion and with the exercise of ordinary care in the performance by it of the terms of this Agreement. In no event shall Agent or any Lender or any of their respective Affiliates or any of their respective officers, directors, employees or agents be liable on any theory of liability for any special, indirect, consequential, exemplary or punitive damages (including any loss of profits, business or anticipated savings) irrespective of whether the Agent or any Lender has been advised of the likelihood of such loss or damage and regardless of the form of action. Each Loan Party hereby waives, releases and agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b)          Waiver of Notices. Each Loan Party hereby expressly waives demand, presentment, acceptance, notice of acceptance, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Loan Party which Agent may elect to give shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances.

(c)          Waiver of Hearing. EACH LOAN PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH SUCH LOAN PARTY HAS UNDER APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING AGENT, ITS SUCCESSORS AND ASSIGNS TO POSSESSION OF THE COLLATERAL UPON AN EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH AGENT MAY HAVE, EACH LOAN PARTY CONSENTS THAT, IF AGENT FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH APPLICABLE LAW AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND.

(d)          Waiver of Counterclaims. Each Loan Party waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

(e)          Indemnification. The Loan Parties and their Subsidiaries shall indemnify and hold Agent, each Lender and their respective Affiliates, and their respective directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (collectively, “Loss”) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement (including the enforcement of the indemnification set forth in this Section 12(e)), any other Loan Documents, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, in each case except to the extent such Loss result from (i) with respect to the Agent and any Agent-Related Person, the willful misconduct or gross negligence of the Agent or Agent-Related Person or (ii) with respect to any other indemnified person pursuant to the terms of this Section 12(e), the willful misconduct, material breach or gross negligence of any such indemnified person, each as determined pursuant to a final non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Loan Party and its Subsidiaries shall pay the maximum portion which it is permitted to pay under applicable Law to Agent and Lenders in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the resignation or removal of Agent, the payment of the Obligations and the termination or non-renewal of this Agreement.

Section 13.    AMENDMENTS; WAIVERS; ASSIGNMENTS; PARTICIPATIONS

(a)          Amendments and Waivers.

(i)                 No amendment or waiver of any provision of this Agreement or any other Loan Document (such term, solely for this Section 13(a), shall exclude the Agent Fee Letter), and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders affected thereby and Borrower and acknowledged by Agent, do any of the following:

(A)              increase or extend the Term Loan of any Lender;

(B)              postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document;

(C)              reduce the principal of, or the rate of interest specified herein on the Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(D)              change the percentage of the aggregate unpaid principal amount of the Term Loan which is required for Lenders or any of them to take any action hereunder;

(E)               change any provision hereof that provides for the pro rata treatment of Lenders, including Section 2(b) and Section 14(k);

(F)               amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

(G)              release all or substantially all of the Collateral, other than as permitted by Section 14(j) or Section 2(d); or

(H)              change the definition of “Required Lenders”.

provided, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document, and, provided further, that the amount of the applicable Lender’s Term Loan Commitment may be amended from time to time by Agent alone to reflect assignments of Term Loan Commitments in accordance herewith.

(ii)               If any fees are paid to Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

(iii)             If, in connection with any proposed amendment, waiver or consent requiring the consent of all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as Agent is not a Non-Consenting Lender, at the Borrower’s request, Agent or an Eligible Assignee shall have the right (but not the obligation) with Agent’s approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all of the Non-Consenting Lenders’ Term Loan Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to one or more Assignment and Acceptances, without premium or discount.

(iv)              Limitations on Waivers. Neither Agent nor any Lender shall, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent or such Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or such Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(b)          Assignments and Participations.

(i)                 Any Lender may, with the written consent of Agent (which consent shall not be unreasonably withheld, conditioned or delayed) and (except (x) in the case of an assignment to an Affiliate or another Lender, or (y) if an Event of Default has occurred and continues to exist) the Borrower, assign and delegate to one or more Eligible Assignees (each, an “Assignee”) all or any part of the Term Loan and the other rights and obligations of such Lender hereunder, in a minimum amount of $1,000,000; provided, however, that the Loan Parties and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (x) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (y) such Lender and its Assignee shall have delivered to Borrower and Agent a fully executed Assignment and Acceptance in the form of Exhibit B (an “Assignment and Acceptance”) together with any tax forms or other documentation reasonably requested by Agent, and (z) the assignor Lender or Assignee has paid to Agent a processing fee in the amount of $3,500 (unless Agent agrees to waive such fee in its sole discretion).

(ii)               From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (A) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (B) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(iii)             By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Loan Parties to Agent or any Lender in the Collateral; (B) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (E) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers, including the discretionary rights and incidental powers, as are reasonably incidental thereto; and (F) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iv)              Immediately upon satisfaction of the requirements of Section 13(b)(i), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Term Loan Commitments arising therefrom. The Term Loan Commitment allocated to each Assignee shall reduce the Term Loan Commitment of the assigning Lender pro tanto.

(v)                Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Loan Party (a “Participant”) participation interests in the Term Loan of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (A) the Originating Lender’s obligations under this Agreement shall remain unchanged, (B) the Originating Lender shall remain solely responsible for the performance of such obligations, (C) the Loan Parties and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, and (D) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 13(a)(i)(A), (B) and (C), and all amounts payable by the Loan Parties hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(vi)              Notwithstanding any other provision in this Agreement, Agent and any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of (A) the Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR §203.14, and the Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable Law, and (B) any Eligible Assignee, and such Eligible Assignee may enforce such pledge or security interest in any manner permitted under applicable Law.

(c)          Replacement of Lenders. If (i) any Lender requests compensation under Section 2(e), or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2(f) or (ii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 13(a), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate (and such Lender agrees to assign and delegate), without recourse (in accordance with and subject to the restrictions set forth in Section 13(a)), all of its interests, rights (other than its existing rights to payments pursuant to Section 2(e) or 2(f)) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest and fees) and from the Borrower (in the case of all other amounts), (B) in the case of a claim for compensation under Section 2(e) or payments required to be made pursuant to Section 2(f), such assignment will result in a reduction in such compensation or payments, and (C) in the case of a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non-Consenting Lender.

Section 14.    THE AGENT

(a)          Appointment and Authorization. Each Lender hereby designates and appoints Acquiom as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 14. The provisions of this Section 14 are solely for the benefit of Agent and Lenders, and the Loan Parties shall have no rights as third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 10(b), and any action so taken or not taken shall be deemed consented to by Lenders. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement or any other Loan Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by Agent (except for the Agent’s ability to waive the fee set forth in Section 13(b)(i) which shall be made in the Agent’s sole discretion), it is understood that in all cases that any such permissive rights shall not be construed as a duty and Agent shall be fully justified in failing or refusing to take any such action under this Agreement or the applicable Loan Document if it shall not have received such written instruction, advice or concurrence of the Required Lenders (or the other applicable level of lender consent required hereunder in connection with such action or inaction).

(b)          Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects except to the extent determined by a court of competent jurisdiction in a valid, final, non-appealable judgment that such selection involved gross negligence or willful misconduct of Agent.

(c)          Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a valid, final, non-appealable judgment), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Loan Party or any Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any of any Loan Party’s Affiliates. The Agent shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts. Nothing in this Agreement or the other Loan Documents shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder. The Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. If at any time the Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any collateral), the Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect. The Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any other Loan Document, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Obligations. For the avoidance of doubt, nothing herein shall require the Agent to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein or in any other Loan Document (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any Loan Document). The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any Other Document arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the London interbank offered rate (or other applicable benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of (except as directed by the Required Lenders), any termination date relating to the London interbank offered rate, (ii) to select determine or designate any alternative rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any other modifier to any alternative rate or (iv) to determine whether or what alternative rate changes are necessary or advisable, if any, in connection with any of the foregoing.  The Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the London interbank offered rate (or other applicable benchmark) and absence of a designated replacement benchmark, including as a result of any inability, delay, error or inaccuracy on the part of the Required Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.  The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to any Successor Benchmark Rate, including without limitation, whether the composition or characteristics of any such Benchmark Replacement (including any Benchmark Replacement Adjustment or Benchmark Conforming Changes) will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

(d)          Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, electronic mail, telex or telephone message, statement, opinion, report or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such written advice, direction or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action; provided that, Agent shall not be required to take any action which, in Agent’s discretion or as advised by Agent’s counsel, is contrary to applicable Law. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a written direction, request or consent of the Required Lenders (or all Lenders if so required by Section 13(a)) and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

(e)          Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 10(b); provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f)           Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of the Loan Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, and all applicable laws and regulations relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Loan Parties. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Loan Parties or any of their Affiliates which may come into the possession of any of the Agent-Related Persons.

(g)          Indemnification. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Loan Parties and without limiting the obligation of the Loan Parties to do so), in accordance with their Pro Rata Shares, from and against any and all matters described in Section 12(e); provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such amounts to the extent determined by a court of competent jurisdiction in a valid, final, non-appealable judgment to have resulted from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s Pro Rata Share of any costs or out-of-pocket expenses (including attorneys’ fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement (including the indemnity set forth in this Section 14(g)), any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

(h)          Agent in Individual Capacity. Acquiom and its Affiliates may make loans to, cause the issuance of letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of lending, banking, trust, financial advisory, underwriting or other business with any Loan Party and any Affiliate of any Loan Party as though Acquiom were not Agent hereunder and without notice to or consent of Lenders. Acquiom or its Affiliates may receive information regarding the Loan Parties and their respective Subsidiaries, their Affiliates and customers (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Affiliates), and Lenders acknowledge that Acquiom shall be under no obligation to provide such information to them.

(i)           Successor Agent. Agent may resign as Agent upon at least 30 days’ prior notice to Lenders and Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. If Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, or petition a court to appoint at the cost of the Borrower, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights (other than the right to indemnities or other reimbursable amounts accrued to Agent prior to its resignation), powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 14 and Section 12(e) shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Any corporation or association into which Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which Agent is a party, will be and become the successor Agent under this Agreement and each other Loan Document to which it is a party and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(j)           Collateral Matters.

(i)                 Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any of Agent’s Liens upon any Collateral (A) upon the, Repayment Date (B) constituting property being sold or disposed of if the Loan Parties certify to Agent that the sale or disposition is permitted under this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry); (C) constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; (D) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or (E) otherwise in accordance with Section 2(d). Except as provided above and subject to Section 13(a)(i)(G) above, Agent will not release any of Agent’s Liens without the prior written authorization of the Required Lenders. Upon request by Agent or Borrower at any time, the Required Lenders will confirm in writing Agent’s authority to release any Agent’s Liens upon particular types or items of Collateral pursuant to this Section 14(j).

(ii)               Upon receipt by Agent of any authorization required pursuant to this Section 14(j) from Lenders of Agent’s authority to release Agent’s Liens upon particular types or items of Collateral, and upon at least five (5) Business Days’ prior written request by Borrower, Agent is hereby irrevocably authorized by Lenders to execute such documents as may be necessary to evidence the release of Agent’s Liens upon such Collateral; provided, however, that (A) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(iii)             Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as a Lender and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

(k)          Restrictions on Actions by Lenders; Sharing of Payments.

(i)                 Each Lender agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent or the Required Lenders, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any accounts of any Loan Party now or hereafter maintained with such Lender. Each Lender further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Loan Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(ii)               If at any time or times any Lender shall receive (A) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Loan Parties to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (B) payments from Agent in excess of such Lender’s ratable portion of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

(l)           Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders’ security interest in assets which, in accordance with Article 9 of the UCC, or the PPSA, as applicable, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

(m)        Payments by Agent to Lenders. All payments to be made by Agent to Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to Agent on or prior to the Agreement Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, interest, fees or otherwise. Unless Agent receives notice from the Loan Parties prior to the date on which any payment is due to Lenders that the Loan Parties will not make such payment in full as and when required, Agent may assume that the Loan Parties have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Loan Parties have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the LIBO Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(n)          Lender’s Failure to Perform. The funding of the Term Loan shall be made by Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make its portion of the Term Loan hereunder, nor shall the Term Loan Commitment or the amount of the Term Loan of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to fund its portion of the Term Loan hereunder, (ii) no failure by any Lender to perform its obligation to fund its portion of the Term Loan hereunder shall excuse any other Lender from its obligation to fund its portion of the Term Loan hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

(o)          Collateral and Loan Documents. Each Lender authorizes and directs Agent to enter into the other Loan Documents, for the ratable benefit and obligation of Agent and Lenders. Each Lender agrees that any action taken by Agent or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all Lenders. Lenders acknowledge that the Term Loan, and all interest, fees and expenses hereunder constitute one debt, secured pari passu by all of the Collateral, subject to the order of distribution set forth in Section 2(b).

(p)          Relation Among Lenders. Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of Agent) authorized to act for, any other Lender.

Section 15.    MISCELLANEOUS

(a)          Notices. All notices, requests and demands hereunder shall be (i) in writing, (ii) made to Agent, each Lender or Borrower by electronic communication (including email and Internet or intranet websites) or at their respective addresses set forth in Schedule 15(a) hereto, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (iii) deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; if by electronic mail or by Internet or intranet websites, upon sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment, provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the receipt, and if by certified mail, return receipt requested, five (5) days after mailing; provided, however, that Agent shall not be deemed to have received any request for a Term Loan Advance unless and until Agent actually receives such request.

(b)          Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable Law.

(c)          Judgment Currency.

(i)                  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any other Loan Document in any currency (the “Original Currency”) into another currency (the “Other Currency”) the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the Original Currency with the Other Currency at 11:00 a.m. (New York time), on the Business Day preceding that on which final judgment is given, or, if permitted by applicable Law, on the day on which the judgment is paid or satisfied.

(ii)                The obligation of the Loan Parties in respect of any sum due in the Original Currency from the Loan Parties to any Lender or Agent hereunder or under any other Loan Document held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or Agent (as the case may be) in the Original Currency, each applicable Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or Agent (as the case may be) in the Original Currency, such Lender or Agent (as the case may be) agrees to remit to the applicable Loan Party such excess.

(d)          Successors. This Agreement, the other Loan Documents and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, the Loan Parties and their respective successors and permitted assigns, except that no Loan Party may assign its rights or obligations under this Agreement, any other Loan Documents or any other document referred to herein or therein without the prior written consent of Agent and each Lender.

(e)          Execution in Counterparts; Execution by Fax or E-Mail. This Agreement and each other Loan Document may be executed in separate counterparts, all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any other Loan Document by facsimile or e-mail shall be equally as effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Any party delivering an executed counterpart of this Agreement or any other Loan Document by facsimile or e-mail also shall deliver an original executed counterpart of this Agreement or such other Loan Document, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Document.

(f)           No Third-Party Beneficiaries. Neither (i) any stockholder or owner of any other Equity Interest in any Loan Party, (ii) any of any Loan Party’s employees or creditors (other than Agent and Lenders), nor (iii) any other Person claiming by or through Borrower shall be entitled to rely on this Agreement or have any rights, remedies or claims against Agent, any Lender or any Affiliate of Agent or any Lender under or in connection with this Agreement.

(g)          Entire Agreement. This Agreement, the other Loan Documents, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, term sheets, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

(h)          Oral Agreements Ineffective. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(i)           ULC Limitation. The parties acknowledge that certain of the Collateral may now or in the future consist of ULC Shares, and that it is the intention of the Loan Parties, the Lenders and the Agent that neither the Agent nor the Lenders shall under any circumstances prior to the realization thereon be deemed to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Legislation. Notwithstanding any provisions to the contrary contained in this Agreement, the other Loan Documents or any other document or agreement among all or some of the parties hereto, where the Loan Party is the registered owner of the ULC Shares which are Collateral, the Loan Party shall remain the sole registered and beneficial owner of all Pledged ULC Shares more particularly described in Schedule 8(p) and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of Agent or any other Person on the books and records of such ULC. Nothing in this Agreement, the other Loan Documents or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute the Agent, any Lender or any Person other than a Loan Party to be a member or shareholder of any ULC for the purposes of any ULC Legislation (whether listed or unlisted, registered or beneficial), until such time as written notice is given to the applicable Loan Party which has not been withdrawn and all further steps are taken so as to register the Agent, Lender or other Person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to Section 5 or any other Loan Document does not make the Agent or any Lender a successor to any Loan Party as a member or shareholder of any ULC, and neither the Agent nor any Lender nor any of the Agent or any Lender’s respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when the Agent or any Lender or any of either the Agent or any Lender’s successor or assign expressly becomes a registered member or shareholder of any ULC. Each Loan Party shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Pledged ULC Shares (except for any dividend or distributions comprised of pledged certificated securities, which shall be delivered to the Agent to hold as Collateral hereunder), and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Loan Party would if such Pledged ULC Shares were not pledged to the Agent for the benefit of the Lenders or to any other Person pursuant hereto. To the extent any provision hereof would have the effect of constituting the Agent or any other Lender to be a member or shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein to the contrary (except to the extent, if any, that the Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Agent or other Persons of rights to sell, transfer or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each Loan Party shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Agent or any other Lender to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favour in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Agent, any other Lender or other Person holding a security interest in the Pledged ULC Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of shareholders of such ULC or vote the shares of such ULC.

(j)           Canadian Terms. In this Agreement, (i) any term defined by reference to the UCC shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security laws and other laws (including, without limitation, the PPSA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Agent and the Lenders, (ii) all references to “Article 8 of the UCC” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the STA or similar legislation in any other Province of Canada), (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws (including, without limitation, the PPSA), (iv) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal, provincial and territorial securities laws in Canada, (v) all references to the Bankruptcy Code or “state or federal bankruptcy laws” shall be deemed to refer also to any bankruptcy, insolvency, reorganization, arrangement, compromise or re-adjustment of debt, dissolution, winding-up, corporate or any similar Laws in effect in Canada or under applicable Laws of Canada (including, for greater certainty, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada)), and (vi) all references to Liens shall be deemed to refer also to hypothecs. For greater certainty, it is hereby understood and agreed by the parties hereto that the definition and use of the term “Permitted Liens” herein shall mean that such Liens are permitted to exist but shall in no way be interpreted to mean that such Liens are entitled to any priority over the Agent’s security interests and Liens and the Borrower hereby specifically and expressly acknowledges and agrees that any such encumbrances not properly perfected under Law shall not be entitled to priority over the Agent’s security interests and Liens and that this Agreement is not intended and shall not confer any rights upon any Person whatsoever who is not a party to this Agreement.

(k)          Copy of this Agreement. Each Loan Party acknowledges receipt of an executed copy of this Agreement.

[SEPARATE SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Loan Parties, Agent and Lenders have caused this Loan and Security Agreement to be duly executed as of the day and year first above written.

BORROWER:	GTY TECHNOLOGY HOLDINGS INC.,
a Massachusetts corporation

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasure

GUARANTORS:	Open Counter Enterprises Inc.,
a Delaware corporation

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasure

ecivis, inC.,
a Delaware corporation

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasure

SHERPA GOVERNMENT SOLUTIONS LLC,
a Delaware limited liability company

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasure

SHERPA GOVERNMENT SOLUTIONS LLC,
a Colorado limited liability company

	By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasure

cITYBASE, INC.,
a Delaware corporation

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasure

the department of better technology, inc.,
a Delaware corporation

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasure

QUESTICA LTD.,
a Delaware corporation

By:	/s/ John Curran
Name: John Curran
Title: Chief Financial Officer and Treasure

BONFIRE INTERACTIVE LTD.
a British Columbia company

By:	/s/ David Farrell
Name: David Farrell
Title: Director

QUESTICA SOFTWARE INC.
a British Columbia company

By:	/s/ David Farrell
Name: David Farrell
Title: Director

QUESTICA USCDN INVESTMENTS INC.
a British Columbia company

By:	/s/ David Farrell
Name: David Farrell
Title: Director

1176370 B.C. UNLIMITED LIABILITY COMPANY
a British Columbia unlimited liability company

By:	/s/ David Farrell
Name: David Farrell
Title: Director

1176363 B.C. LTD.
a British Columbia company

By:	/s/ David Farrell
Name: David Farrell
Title: Director

1176368 B.C. LTD.
a British Columbia company

By:	/s/ David Farrell
Name: David Farrell
Title: Director

AGENT:	ACQUIOM AGENCY SERVICES LLC,
a Colorado limited liability company

	By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Director

LENDERS:	CLOVER PRIVATE CREDIT OPPORTUNITIES
ORIGINATION II LP,
a Delaware limited partnership

By: UBS O’Connor LLC, its investment manager

	By:	/s/ Rodrigo Trelles
Name: Rodrigo Trelles
Title: Managing Director

	By:	/s/ Baxter Wasson
Name: Baxter Wasson
Title: Managing Director

Schedule 1

Term Loan Commitment

Lender	Term Loan Commitment
Clover Private Credit Opportunities Origination II LP	$25,000,000

Schedule 8(g)

Chief Executive Office; Collateral Locations

Loan Party	Current Chief Executive Office	Former Chief Executive Office within the Past 5 Years	Locations of Records/Other Places of Business/Collateral Locations
GTY Technology Holdings Inc.	1180 North Town Center Drive, Suite 100 Las Vegas NV 89144	N/A	1180 North Town Center Drive, Suite 100 Las Vegas NV 89144
Open Counter Enterprises Inc.	131 Dartmouth Street, 3rd Floor, Boston, MA 02116	25 Taylor St. San Francisco, CA 94102	131 Dartmouth Street, 3rd Floor, Boston, MA 02116
eCivis, Inc.	418 N. Fair Oaks Ave., Suite 301, Pasadena, CA 91103	N/A	418 N. Fair Oaks Ave., Suite 301 Pasadena, CA 91103
Sherpa Government Solutions LLC, a Delaware limited liability company	2990 Osceola St Denver, CO 80212	222 West Ave. PH03 Austin, TX 78701	2990 Osceola St Denver, CO 80212
Sherpa Government Solutions LLC, a Colorado limited liability company	2990 Osceola St Denver, CO 80212	222 West Ave. PH03 Austin, TX 78701	2990 Osceola St Denver, CO 80212
CityBase, Inc.	30 N Lasalle Street, Suite 3400, Chicago, IL 60602	N/A	30 N Lasalle Street, Suite 3400, Chicago, IL 60602
The Department of Better Technology, Inc.	30 N Lasalle Street, Suite 3400 Chicago, IL 60602	N/A	30 N Lasalle Street, Suite 3400, Chicago, IL 60602
1176370 B.C. Unlimited Liability Company	N/A (shell holding company)	121 Charles St W Suite C429 Kitchener, ON N2G 1H6 Canada	Suite 2400, 745 Thurlow Street, Vancouver, British Columbia V6E 0C5

1176368 B.C. Ltd.	N/A (shell holding company)	980 Fraser Dr., Ste. 105 Burlington, ON L7L 5P5 Canada	Suite 2400, 745 Thurlow Street, Vancouver, British Columbia V6E 0C5
Questica USCDN Investments Inc.	603 Michigan Drive, Unit 1 Oakville, ON, Canada	980 Fraser Dr., Ste. 105 Burlington, ON L7L 5P5 Canada	603 Michigan Drive, Unit 1 Oakville, ON, Canada Suite 2400, 745 Thurlow Street, Vancouver, British Columbia V6E 0C5
Questica Ltd.	2130 Main Street, Suite 245 Huntington Beach, CA 92648	980 Fraser Dr., Ste. 105 Burlington, ON L7L 5P5 Canada	2130 Main Street, Suite 245 Huntington Beach, CA 92648
Questica Software Inc.	603 Michigan Drive, Unit 1 Oakville, ON, Canada	980 Fraser Dr., Ste. 105 Burlington, ON L7L 5P5 Canada	603 Michigan Drive, Unit 1 Oakville, ON, Canada Suite 2400, 745 Thurlow Street, Vancouver, British Columbia V6E 0C5
1176363 B.C. Ltd.	N/A (shell holding company)	121 Charles St W Suite C429 Kitchener, ON N2G 1H6 Canada	Suite 2400, 745 Thurlow Street, Vancouver, British Columbia V6E 0C5
Bonfire Interactive Ltd.	121 Charles Street W, #C429 Kitchener, ON, Canada N2G 1H6	N/A	121 Charles Street W, #C429 Kitchener, ON, Canada N2G 1H6 Suite 2400, 745 Thurlow Street, Vancouver, British Columbia V6E 0C5

OWNED REAL PROPERTY

None.

LEASED REAL PROPERTY

Loan Party	Real Property Address	Current Use	Landlord Name
eCivis, Inc.	418 N. Fair Oaks Ave., Ste. 301 Pasadena, CA 91103	Office space	Oaks Pasadena LLC
CityBase, Inc.	2023 W. Carroll, Suite C-206 Chicago, IL 60612	Temporary storage	Industrial Council of Nearwest Chicago (ICNC)
CityBase, Inc.	2023 W. Carroll, Suite C317 Chicago, IL 60612	Temporary storage	Industrial Council of Nearwest Chicago (ICNC)
CityBase, Inc.	820 West Jackson Blvd., Suite 200, Chicago, IL 60607	Office space	V820Jackson, LLC
CityBase, Inc.	1161 Mission St., San Francisco, CA, 94103	Office space	WeWork (WW 1161 Mission LLC)
CityBase, Inc.	30 N. LaSalle Street, Suite 3400, Chicago, IL 60602	Office space	Reputation.com, Inc.
Questica Software Inc.	603 Michigan Drive Unit 1 Oakville Ont	Office space	Miller Thompson LLP
Questica Ltd.	2130 Main St #245 Huntington Beach, CA	Office space	Seacliff Partners LLC
Bonfire Interactive Ltd.	121 Charles St. W. 5th Floor Kitchener ON N2G 1H6	Office space	121-151 Charles Street (The Tannery) Inc. (Allied Reit)
Bonfire Interactive Ltd.	121 Charles St. W. #C429, Kitchener ON N2G 1H6	Office space	121-151 Charles Street (The Tannery) Inc. (Allied Reit)

Warehousemen, Processors, Consignees or other Bailees

None.

Schedule 8(h)

Name; Place of Organization; Mergers, Amalgamations and Acquisitions

Loan Party	Jurisdiction of Incorporation/Organization	Type of Organization	Organizational ID
GTY Technology Holdings Inc.	MA	Corporation	001344821
Open Counter Enterprises Inc.	DE	Corporation	5354983
eCivis, Inc.	DE	Corporation	3847649
Sherpa Government Solutions LLC, a Delaware limited liability company	DE	Limited Liability Company	3771959
Sherpa Government Solutions LLC, a Colorado limited liability company	CO	Limited Liability Company	20161255624
CityBase, Inc.	DE	Corporation	5548269
The Department of Better Technology, Inc.	DE	Corporation	5350310
Questica Ltd.	DE	Corporation	6370532
1176370 B.C. Unlimited Liability Company	British Columbia, CA	Unlimited Liability Company	N/A (shell holding company)
1176368 B.C. Ltd.	British Columbia, CA	Corporation	N/A (shell holding company)
Questica USCDN Investments Inc.	British Columbia, CA	Corporation	Canadian Business Number: 721098895
Questica Software Inc.	British Columbia, CA	Corporation	Canadian Business Number: 870137460
1176363 B.C. Ltd.	British Columbia, CA	Corporation	N/A (shell holding company)
Bonfire Interactive Ltd.	British Columbia, CA	Corporation	Canadian Business Number: 823339080

LEGAL, TRADE OR FICTITIOUS NAMES

Company	Prior Name	Date of Change
CityBase, Inc.	CityBase, LLC	June 21, 2016
1176370 B.C. Unlimited Liability Company	1176370 B.C. Ltd.	September 12, 2018
GTY Technology Holdings Inc.	GTY Govtech, Inc.	February 19, 2019
Questica Software Inc.	Questica Inc.	February 19, 2019
1196079 B.C. Ltd.
Questica USCDN Investments Inc.	Questica USCDN Inc.	February 19, 2019
1196087 B.C. Ltd.
Bonfire Interactive Ltd.	Bonfire Interactive Holdings Ltd.	February 19, 2019
2677670 Ontario Inc. (prior name of Bonfire Interactive Holdings Ltd.)

MERGERS, AMALGAMATIONS AND ACQUISITIONS

1.	Merger between the Borrower, GTY Technology Holdings Inc., a Cayman Islands exempted company (“GTY Cayman”) and GTY Technology Merger Sub, Inc., a wholly-owned subsidiary of the Borrower where the Borrower merged with and into GTY Cayman with GTY Cayman surviving the merger as a direct, wholly-owned subsidiary of the Borrower pursuant to that certain Agreement and Plan of Merger, dated as of February 19, 2019.
2.	Acquisition by 1176370 B.C. Unlimited Liability Company (“Callco”) and 1176363 B.C. Ltd. (“Exchangeco”) of the issued and outstanding shares of Bonfire Interactive Ltd. (“Bonfire”), such that Bonfire became an indirect, wholly-owned subsidiary of the Borrower pursuant to that certain Arrangement Agreement, dated as of February 19, 2019.
3.	Merger of GTY CB Merger Sub, Inc. with and into CityBase, Inc. (“CityBase”), with CityBase surviving the merger as a direct, wholly-owned subsidiary of the Borrower pursuant to that certain Agreement and Plan of Merger, dated as of February 19, 2019.
4.	Merger of GTY EC Merger Sub, Inc. with and into eCivis Inc. (“eCivis”), with eCivis surviving the merger as a direct, wholly-owned subsidiary of the Borrower, pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of February 19, 2019.

5.	Merger of GTY OC Merger Sub, Inc. with and into Open Counter Enterprises Inc. (“Open Counter”), with Open Counter surviving the merger as a direct, wholly-owned subsidiary of the Borrower, pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of February 19, 2019.
6.	Acquisition by 1176368 B.C. Ltd. (“Questica Exchangeco”), an indirect, wholly-owned subsidiary of GTY Cayman, of all of the issued and outstanding shares of Questica Inc. and Questica USCDN Inc. (together, “Questica”), such that Questica became an indirect, wholly-owned subsidiary of the Borrower, pursuant to that certain Share Purchase Agreement, dated February 19, 2019.
7.	Sale to GTY Cayman of all of the issued and outstanding shares of capital stock of Sherpa Government Solutions LLC (“Sherpa”) (the “Sherpa Units”) owned by the holders of the Sherpa Units such that Sherpa became a direct, wholly-owned subsidiary of the Borrower, pursuant to that certain Unit Purchase Agreement, dated February 19, 2019.
8.	Asset Purchase Agreement with CostTree, LLC and CostTree Holdings LLC, pursuant to which eCivis, Inc. acquired certain assets of CostTree, LLC and CostTree Holdings LLC on March 12, 2018.
9.	Agreement and Plan of Merger between CityBase, Inc. and DOBT Merger Sub, Inc. and The Department of Better Technology, Inc. on August 8, 2017.
10.	Agreement and Plan of Merger between eCivis, Inc., GTY Technology Holdings Inc., GTY EC Merger Sub, Inc., and Kirk Fernandez on February 19, 2019.
11.	Arrangement Agreement by and among Bonfire Interactive Ltd., GTY Technology Holdings Inc., 1176370 B.C. Unlimited Liability Company, 1176363 B.C. Ltd. and the Bonfire Holders’ Representative on September 12, 2018.
12.	Share Purchase Agreement by and among Questica Software Inc. (formerly Questica Inc.), Questica USCDN Investments Inc. (formerly Questica USCDN Inc.), GTY Technology Holdings Inc., Fernbrook Homes (Hi-Tech) Limited, Allan Booth, Dennis Parass, Shockt Inc., Ross Soft Inc., Craig Ross and 1176368 B.C. Ltd. on September 12, 2018.
13.	Conversion of 1176870 Unlimited Liability Company from a company to an unlimited liability company on September 12, 2018.

Schedule 8(k)

Litigation

None.

Schedule 8(m)

Deposit Accounts and Securities Accounts

Loan Party	Bank Account Number	Name and Address of Financial Institution	Type of Account
GTY Technology Holdings Inc.	D5 39872 Z3	UBS Financial Services Inc. Private Wealth Management 299 Park Avenue 8th Floor New York, NY 10171-0002	Operating Account
Open Counter Enterprises Inc.	8550981859	Wells Fargo P.O. Box 6995 Portland, OR 97228	Checking Account
Open Counter Enterprises Inc.	3551323698	Wells Fargo P.O. Box 6995 Portland, OR 97228	Savings Account
Open Counter Enterprises Inc.	5851552504	Wells Fargo P.O. Box 6995 Portland, OR 97228	Checking Account
Sherpa Government Solutions LLC, a Colorado limited liability company	0051 8044 4303	Bank of America, N.A. P.O Box 25118 Tampa, FL 33622	Checking Account
Sherpa Government Solutions LLC, a Colorado limited liability company	5180 0033 3586	Bank of America, N.A. P.O Box 25118 Tampa, FL 33622	Savings Account

Loan Party	Bank Account Number	Name and Address of Financial Institution	Type of Account
CityBase, Inc	1370359	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc	1367285	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc	1346857	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc	2764814	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc	2722380	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc	2657635	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
The Department of Better Technology, Inc.	2723158	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc.	2675722	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account

Loan Party	Bank Account Number	Name and Address of Financial Institution	Type of Account
CityBase, Inc.	2675986	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc.	2706423	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc.	2669536	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc.	2699885	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
CityBase, Inc.	2938405	CIBC 120 South LaSalle Street Chicago IL 60603	Checking Account
eCivis, Inc.	3250 9538 0504	Bank of America, N.A. P.O Box 25118 Tampa, FL 33622	Checking Account
Questica Ltd.	270143636	City National Bank 500 Newport Center Drive #150 Newport Beach, CA 92660	Checking Account

Loan Party	Bank Account Number	Name and Address of Financial Institution	Type of Account
Questica Software Inc. (f/k/a Questica Inc.)	01752 400 280 4	Royal Bank of Canada P.O. Box 4047 Terminal A Toronto ON M5W115	Checking Account
Questica Software Inc. (f/k/a Questica Inc.)	01752 100 861 4	Royal Bank of Canada P.O. Box 4047 Terminal A Toronto ON M5W115	Checking Account
Questica Software Inc. (f/k/a Questica Inc.)	01752 100 383 3	Royal Bank of Canada P.O. Box 4047 Terminal A Toronto ON M5W115	Checking Account
Questica USCDN Investments Inc. (f/k/a Questica USCDN Inc.)	00742 400 451 1	Royal Bank of Canada P.O. Box 4047 Terminal A Toronto ON M5W115	Checking Account
Questica USCDN Investments Inc. (f/k/a Questica USCDN Inc.)	00742 102 223 5	Royal Bank of Canada P.O. Box 4047 Terminal A Toronto ON M5W115	Checking Account
Bonfire Interactive Ltd.	07682 400 161 6	Royal Bank of Canada P.O. Box 4047 Terminal A Toronto ON M5W115	Checking Account
Bonfire Interactive Ltd.	07682 100 154 4	Royal Bank of Canada P.O. Box 4047 Terminal A Toronto ON M5W115	Checking Account
Bonfire Interactive Ltd.	07712 00140183007 0001	Royal Bank of Canada P.O. Box 4047 Terminal A Toronto ON M5W115	Guaranteed investment certificate
Bonfire Interactive Ltd.	3301443915	Silicon Valley Bank 3003 Tasman Drive Santa Clara, CA 95054	Checking Account

Schedule 8(p)

Ownership of Loan Parties

Grantor	Jurisdiction of Incorporation/ Organization	Issuer	Class of Equity Interest	Certificate No(s)	Percentage / Number of Ownership Units Pledged	Percentage of Outstanding Units
GTY Technology Holdings Inc.	Delaware	Open Counter Enterprises Inc.	Common Stock	1	1,000 Shares	100%
GTY Technology Holdings Inc.	Delaware	eCivis, Inc.	Common Stock	1	1,000 Shares	100%
GTY Technology Holdings Inc.	Delaware	Sherpa Government Solutions LLC, a Delaware limited liability company	Limited Liability Company Interest	N/A	100%	100%
Sherpa Government Solutions LLC, a Delaware limited liability company	Colorado	Sherpa Government Solutions LLC, a Colorado limited liability company	Limited Liability Company Interest	N/A	100%	100%
GTY Technology Holdings Inc.	Delaware	CityBase, Inc.	Common Stock	1	1,000 Shares	100%
CityBase, Inc.	Delaware	The Department of Better Technology, Inc.	Common Stock	1	1,000 Shares	100%
GTY Technology Holdings Inc.	British Columbia, CA	1176370 B.C. Unlimited Liability Company	Common Share	C-3	100%	100%
				C-4
				C-5
				C-6
				C-7
				C-8
				C-9
				C-10
				C-11

Grantor	Jurisdiction of Incorporation/ Organization	Issuer	Class of Equity Interest	Certificate No(s)	Percentage / Number of Ownership Units Pledged	Percentage of Outstanding Units
1176370 B.C. Unlimited Liability Company	British Columbia, CA	1176368 B.C. Ltd.	Common Share	C-1	100% of voting interests[1]	100% of voting interests
1176368 B.C. Ltd.	British Columbia, CA	Questica USCDN Investments Inc.	Class A Common Share	CA-4	100%	100%
			Class B Common Share	CB-2
			Class C Common Share	CC-2
Questica USCDN Investments Inc.	Delaware	Questica Ltd.	Common Stock	N/A	100%	100%
1176368 B.C. Ltd.	British Columbia, CA	Questica Software Inc.	Class C Common Share	CC-4	100%	100%
			Class D Common Share	CD-2
			Class E Common Share	CE-2
			Class F Common Share	CF-4
			Class G Common Share	CG-2
			Class H Common Share	CH-2

1 Non-voting shares are held by former owners, which are exchangeable for shares of GTY Technology Holdings Inc. under certain conditions.

Grantor	Jurisdiction of Incorporation/ Organization	Issuer	Class of Equity Interest	Certificate No(s)	Percentage / Number of Ownership Units Pledged	Percentage of Outstanding Units
1176370 B.C. Unlimited Liability Company	British Columbia, CA	1176363 B.C. Ltd.	Common Share	C-1	100% of voting interests[2]	100% of voting interests
C-2
C-3
C-4
C-5
C-6
C-7
C-8
C-9
1176363 B.C. Ltd.	British Columbia, CA	Bonfire Interactive Ltd.	Common Share	C-1	100%	100%
			Series Seed I Preferred Share	SSIP-1
			Series Seed II Preferred Share	SSIIP-1
			Series Seed III Preferred Share	SSIIIP-1
			Series Seed IV Preferred Share	SSIVP-1
			Series A Preferred Share	SAP-1

2 Non-voting shares are held by former owners, which are exchangeable for shares of GTY Technology Holdings Inc. under certain conditions.

Schedule 8(q)

Existing Debt and Guarantees

1.                   Credit Agreement, dated as of February 14, 2020, among GTY Technology Holdings Inc., the several banks and other financial institutions and lenders from time to time party thereto and Wilmington Trust, National Association.

2.                   To the extent constituting Indebtedness, expense reimbursement, indemnities and other non-monetary obligations (but for the avoidance of doubt, no loan obligations) owing by Questica Software Inc. in connection with that certain Royal Bank of Canada Credit Agreement, dated July 28, 2020, between Questica Software Inc., as Borrower, and Royal Bank of Canada, as Bank, making available to Questica Software Inc. a revolving demand facility in an amount of CAD $1,750,000, a credit card of $95,500 and certain foreign exchange forward contracts, for so long as permitted to remain outstanding pursuant to Schedule 9(h)(8).

3.                   Royal Bank of Canada Cash Collateral Agreement, dated April 16, 2018, by Bonfire Interactive Ltd., as Customer, over account no. 07712 00140183007 0001.

4.                   Capital Leases of CityBase, Inc. in an aggregate principal amount of approximately $947,164.

5.                   CARES Act Paycheck Protection Program Loan, dated April 8, 2020, between CityBase, Inc. and CIBC Bank USA in an aggregate amount of $2,043,500, and related promissory note.

6.                   CARES Act Paycheck Protection Program Loan, dated April 4, 2020, between Sherpa Government Solutions, a Colorado limited liability company and Bank of America, N.A.in an aggregate amount of $239,151, and related promissory note.

7.                   CARES Act Paycheck Protection Program Loan, dated May 1, 2020, between eCivis Inc. and Bank of America, N.A. in an aggregate amount of $927,837, and related promissory note.

8.                   Payroll tax deferral in an aggregate amount of approximately $442,000.

Schedule 8(u)

Intellectual Property, Licenses, Etc.

U.S. TRADEMARKS

Owner	Title	Serial No.	Filing Date	Reg. No.	Reg. Date
Open Counter Enterprises Inc.	OC OPEN COUNTER	86773732	September 30, 2015	4991812	July 5, 2016
eCivis, Inc.	GRANTS NETWORK	86231804	March 25, 2014	4741931	May 26, 2015
eCivis, Inc.	ECIVIS	78865529	April 20, 2006	3251218	June 12, 2007
CityBase, Inc.	CITYBASE	87426440	April 26, 2017	5415866	March 6, 2018
Questica Software Inc. (f/k/a Questica Inc.)	WHERE BRILLIANT BEGINS	87382481	March 23, 2017	6127189	August 18, 2020
Questica Software Inc. (f/k/a Questica Inc.)	QUESTICA	86278708	May 12, 2014	5135213	February 7, 2017
Questica Software Inc. (f/k/a Questica Inc.)	QUESTICA	75884718	January 3, 2000	2619415	September 17, 2002

CANADIAN TRADEMARKS

Owner	Title	Application Date	Application Number	Registration Date	Registration Number
Questica Software Inc. (f/k/a Questica Inc.)	WHERE BRILLIANT BEGINS	App 14-MAR-2017	App 1827300	Reg 30-MAR-2020	Reg TMA1076059

Owner	Title	Application Date	Application Number	Registration Date	Registration Number
Questica Software Inc. (f/k/a Questica Inc.)	OPENBOOK	App 02-FEB-2017	App 1821106
Questica Software Inc. (f/k/a Questica Inc.)	QUESTICA & Design	App 09-APR-2014	App 1672014	Reg 11-APR-2016	Reg TMA934282
Questica Software Inc. (f/k/a Questica Inc.)	TEAMBUDGET	App 20-MAY-2005	App 1258321	Reg 19-SEP-2006	Reg TMA672945
Questica Software Inc. (f/k/a Questica Inc.)	QUESTICA	App 12-NOV-1999	App 1035668	Reg 29-JAN-2002	Reg TMA557002

PATENTS

None.

COPYRIGHTS

None.

DOMAIN NAMES

None.

LICENSES

None.

Schedule 9(f)(v)

Additional Reporting

(a)                Business Plan. The Loan Parties shall furnish or cause to be furnished to Agent and Lenders, as soon as available, but in any event within 30 days after the beginning of each fiscal year of Borrower the Business Plan of the Loan Parties and the Subsidiaries prepared on a monthly basis for such fiscal year (including the fiscal year in which the Maturity Date occurs), and as soon as available, any significant revisions to the Business Plan with respect to such fiscal year.

“Business Plan” means, with respect to any fiscal year, (i) a detailed forecast prepared by management of Borrower for such fiscal year, which shall include (without limitation) Borrower’s projected consolidated income statement, balance sheet, and statement of cash flows, by month, each prepared in a manner consistent with Borrower’s then current practices, and such other information (financial or otherwise) as is reasonably requested by the Required Lenders, and (ii) any revisions to such forecast, in each case in form and substance satisfactory to the Required Lenders. For the avoidance of doubt, a draft or preliminary plan submitted by Borrower to the Lenders shall be deemed the “Business Plan” hereunder until it has been finalized and accepted by Borrower and the Required Lenders.

(b)                Deposit Account Access. Loan Party shall use commercially reasonable efforts to provide Agent with all passwords and other information for all of its Deposit Accounts and securities accounts in order to enable Agent to have online, view-only access to such accounts.

(c)                Cash Balance. In addition to monthly reporting as to compliance with the minimum cash balance covenant as required under Section 9(f)(ii)(B), Borrower shall include in such certification its actual cash balance as of the end of the preceding calendar month.

(d)                Additional Reporting. The Loan Parties shall provide reporting in reasonable detail on a quarterly basis (within 10 days after the end of each calendar quarter) based on the reporting reviewed by senior management that includes backlog, ARR, customer accounts and retention metrics, as reasonably requested by the Lenders.

Schedule 9(h)

Post-Closing Conditions

1.                   Landlord Waivers. On or before the date that is thirty (30) days after the Closing Date (or such longer period as may be reasonably agreed to by the Agent and the Required Lenders), the Loan Parties shall use commercially reasonable efforts to deliver (or cause to be delivered) to the Agent and the Lenders, landlord waivers and/or collateral access agreements in form and substance reasonably satisfactory to the Agent and the Required Lenders with respect to any chief executive office of a Loan Party and each location where Collateral in excess of $250,000 is located; provided that the Agent and the Required Lenders shall have the authority to waive the requirement to deliver any landlord waiver in their sole discretion.

2.                   Control Agreements. On or before the date that is forty-five (45) days after the Closing Date (or such longer period as may be reasonably agreed to by the Agent and the Required Lenders), the Loan Parties shall deliver to the Agent and the Lenders duly executed control agreements or similar blocked account agreements in form and substance reasonably satisfactory to the Agent and the Required Lenders with respect to the deposit accounts and securities accounts required to be subject to a control agreement pursuant to Section 7(d) of this Agreement.

3.                   Insurance.

(i)                        Certificates. On or before the date that is ten (10) Business Days after the Closing Date (or such longer period as may be reasonably agreed to by the Agent and the Required Lenders), the Loan Parties shall deliver to the Agent and the Lenders insurance certificates, in form and substance satisfactory to the Agent and the Lenders, evidencing all general liability and property and casualty insurance policies of the Loan Parties, all such certificates with respect to casualty insurance, naming the Agent, on behalf of the Lenders, as loss payee, and all such certificates with respect to liability insurance naming the Agent, on behalf of the lenders, as an additional insured.

(ii)                        Endorsements. On or before the date that is thirty (30) days after the Closing Date (or such longer period as may be reasonably agreed to by the Agent and the Required Lenders), the Loan Parties shall deliver to the Agent and the Lenders insurance endorsements as reasonably requested by the Agent and the Required Lenders.

4.                   Stock Certificates. On or before the date that is ten (10) Business Days after the Closing Date (or such longer period as may be reasonably agreed to by the Agent and the Required Lenders), the Loan Parties shall deliver to the Agent the stock certificates representing Pledged Collateral listed on Schedule 1 of the Pledge Agreement and on Schedule A of the Omnibus Pledge and Security Agreement.

5.                   Transfer of Intellectual Property. On or before the date that is ninety (90) days after the Closing Date (or such longer period as may be reasonably agreed to by the Agent and the Required Lenders), the trademarks listed on Schedule I of the Grant of the Security Interest by Questica Software Inc. shall be assigned to Questica Software Inc.

6.                   Release of Bridge Bank Trademark Security Interest. On or before the date that is ninety (90) days after the Closing Date, the Loan Parties shall use commercially reasonable efforts to cause the release of that certain Security Agreement, recorded on August 1, 2008 with the United States Office of Patents and Trademarks, by eCivis, Inc., as assignor, in favor of Bridge Bank, National Association, with respect to U.S. Trademark Registration Number 78/865,529.

7.                   Termination of RBC Credit Agreement. On or before the date that is forty-five (45) days after the Closing Date (or such longer period as may be reasonably agreed to by the Agent and the Required Lenders), the Loan parties shall terminate that certain Royal Bank of Canada Revolving Credit Agreement, dated July 28, 2020, between Questica Software, Inc., as Borrower, and Royal Bank of Canada, as Bank, including all liens granted in favor of the lender thereunder, pursuant to a payoff or termination letter in form and substance reasonably satisfactory to the Agent and the Required Lenders. The Loan Parties shall not borrow under the Revolving Credit Agreement prior to its termination.

Schedule 9(k)

Encumbrances

1.                   Royal Bank of Canada Cash Collateral Agreement, dated April 16, 2018, by Bonfire Interactive Ltd. as customer, over account no. 07712 00140183007 0001.

2.                   Security Agreement recorded on August 1, 2008, by and among eCivis, Inc., as assignor, and Bridge Bank, National Association, as assignee, with respect to U.S. TM Registration Number 78/865,529.

3.                   Liens in connection with the Royal Bank of Canada Credit Card set forth as item 2 on Schedule 8(q) for so long as permitted to remain outstanding pursuant to Schedule 9(h)(8).

4.                   Liens in connection with the Capital Leases set forth as item 4 on Schedule 8(q).

5.                   The liens set forth in the table below.

Debtor	Secured Party	Jurisdiction	UCC Filing Number / PPSA File Reference Number
eCivis Inc.	Dell Financial Services L.L.C.	Delaware	20113508176
CityBase, Inc.	Apple Financial Services	Delaware	20171335188
CityBase, Inc.	Ingram Micro Lease-IT!	Delaware	20194407818
CityBase, Inc.	Vendor Services Center	Illinois	22262653
Questica Ltd.	Questica USCDN Inc.	California	17-7590374649
Bonfire Interactive Ltd.	Royal Bank of Canada	Ontario	738257931
Questica Inc.	Royal Bank of Canada	Ontario	856937151

Schedule 9(p)

Financial Covenants

Minimum TTM Revenue

“TTM Revenue” means, as of the last day of any fiscal quarter of the Borrower, the consolidated revenues of the Borrower and its Subsidiaries for the period of 12 consecutive fiscal months ending on such date, determined on a consolidated basis in accordance with GAAP, in a manner consistent with past practice.

The Borrower will not permit TTM Revenue as of the last day of any fiscal quarter of the Borrower set forth below to be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum TTM Revenue
December 31, 2020	$48,000,000
March 31, 2021	$50,000,000
June 30, 2021	$52,000,000
September 30, 2021	$55,000,000
December 31, 2021	$56,000,000
March 31, 2022	$61,000,000
June 30, 2022	$64,000,000
September 30, 2022	$67,000,000
December 31, 2022	$69,000,000
March 31, 2023 and each fiscal quarter thereafter	$73,000,000

Minimum ARR

“ARR” means, as of the last day of any fiscal quarter of the Borrower:

(a)                for all Loan Parties, other than CityBase, Inc., (i) the monthly contract value of all contracted subscription revenues (including any software as a service subscription revenues but excluding any revenue from perpetual licenses and any service revenues) of such Loan Parties (net of any discounts and after taking into account any upsells, downgrades, renewals, terminations or cancellations in relation to such contracts), determined on a combined basis in accordance with past practice, multiplied by (ii) twelve.

(b)                for CityBase, Inc., (i) for large projects (defined as distinct payment streams or departments within a customer agreement with a revenue value greater than $10,000 per month), the annualized value of payment and subscription revenue calculated at a project level in accordance with past practice; provided, that, (x) for large projects with more than twelve (12) months of history, ARR will be calculated based upon the trailing twelve (12) months of recurring revenue, and (y) for large projects with less than 12 months of history, ARR will be calculated as an annualized value of recurring revenue based on the historical results available; and (ii) for accounts and projects which do not constitute “large projects” as described in the foregoing clause (i), ARR will be calculated as the recurring revenue for such account or project for the most recent month for which results are available, multiplied by twelve (12). In all cases, CityBase recurring revenue excludes revenue from professional services and asset sales.

The Borrower will not permit ARR as of the last day of any fiscal quarter of the Borrower set forth below to be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum ARR
December 31, 2020	$40,000,000
March 31, 2021	$41,000,000
June 30, 2021	$44,000,000
September 30, 2021	$45,000,000
December 31, 2021	$47,000,000
March 31, 2022	$50,000,000
June 30, 2022	$54,000,000
September 30, 2022	$55,000,000
December 31, 2022	$58,000,000
March 31, 2023 and each fiscal quarter thereafter	$60,000,000

Minimum Cash Balance

The Borrower will not permit the aggregate balance of all cash and cash equivalents of the Borrower (exclusive of Trust Funds) and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, to be (i) from the Closing Date through August 31, 2021, not less than $5,000,000, and (ii) at any time thereafter, not less than $7,500,000.

Schedule 15(a)

Notices

If to one or more Loan Parties:	GTY Technology Holdings, Inc.
2990 Osceola St
Denver, CO 80212
Attention: David Farrell
Email: david.farrell@sherpagov.com
Telephone: (913) 221-5422

With a copy to:	White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attention: Sherri Snelson
Email: sherri.snelson@whitecase.com
Telephone: (212) 819-8430

If to Agent:	Acquiom Agency Services LLC
150 Fifth Street, Suite 2600
Minneapolis, MN 55402
Attention: Jennifer K. Anderson
Email: loanagency@srsacquiom.com
Telephone: (612) 509-2321

With a copy to:	UBS O’Connor LLC
787 7th Avenue, 13th Floor
New York, NY 10019
Attention: Greg Najarian
Email: gregory.najarian@ubs.com
Telephone: (212)-713-4041

With a copy to:	Greenberg Traurig, LLP
One International Place, Suite 2000
Boston, MA 02110
Attention: Jeffrey M. Wolf, Esq.
Email: wolfje@gtlaw.com
Phone: (617) 310-6041

If to any Lender that becomes a Lender
after the Agreement Date:	To such address and facsimile number as are specified on the applicable Assignment and Acceptance

EXHIBIT A

COMPLIANCE CERTIFICATE

To:	Acquiom Agency Services LLC

150 Fifth Street, Suite 2600

Minneapolis, MN 55402

Attention: Jennifer K. Anderson

Ladies and Gentlemen:

The undersigned, being an officer of GTY Technology Holdings Inc., a Massachusetts corporation (“Borrower”), hereby delivers this Compliance Certificate to Acquiom Agency Services LLC, as agent for the Lenders (“Agent”) as required by the terms of that certain Loan and Security Agreement, dated as of November 13, 2020, by and among Borrower, each of the subsidiary guarantors party thereto, Lenders and Agent, as same may be amended or modified from time to time (the “Loan Agreement”). Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

The undersigned, on behalf of Borrower and not in any individual capacity, hereby certifies to Agent and Lenders that:

1.       No Default or Event of Default exists on the date hereof [, other than: ].

5.       Set forth on Appendix 1 attached hereto is a true, accurate and complete calculation with respect to the financial covenants of the Loan Parties under the Loan Agreement.

6.       The undersigned is duly authorized to execute and deliver this Certificate on behalf of each Loan Party.

Yours truly,

GTY TECHNOLOGY HOLDINGS INC., as Borrower

By:
Name:
Title:

Appendix 1 to Compliance Certificate

A	Minimum TTM Revenue

B	Minimum ARR

C	Minimum Cash Balance

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of ____________________, 20__ is made between ______________________________ (the “Assignor”) and __________________________ (the “Assignee”).

RECITALS

WHEREAS, the Assignor is party to that certain Loan and Security Agreement, dated as of November 13, 2020 (as amended, amended and restated, modified, supplemented or renewed from time to time, the “Loan Agreement”) among GTY Technology Holdings Inc., a Massachusetts corporation, “Borrower”), each of the subsidiary guarantors party thereto, the several financial institutions from time to time party thereto (including the Assignor, “Lenders”), and Acquiom Agency Services LLC, as agent for Lenders (“Agent”); and

WHEREAS, any terms defined in the Loan Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan Agreement; and

WHEREAS, as provided under the Loan Agreement, the Assignor has committed to making loans (the “Committed Loans”) to Borrower in an aggregate amount not to exceed $__________ (the “Commitment”); and

WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount outstanding of $__________ to Borrower as of the date hereof; and

WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Loan Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans, in an amount equal to $__________ (the “Assigned Amount”) on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.       Assignment and Acceptance.

(a)       Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance), __% (the “Assignee’s Percentage Share”) of (A) the Commitment and the Committed Loans of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the Loan Documents.

(b)       With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Section 13(b) of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)       After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Commitment will be $__________.

(d)       After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Commitment will be $__________.

2.       Payments.

(a)       As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee’s Percentage Share of the principal amount of all Committed Loans.

(b)       The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 13(b) of the Loan Agreement.

3.       Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and Letter of Credit Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

4.       Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Schedule and Exhibits thereto, together with copies of the most recent financial statements of Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5.       Effective Date; Notices.

(a)       As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 20__ (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

2

(i)	this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

(ii)	the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)	the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance; and

(iv)	the processing fee referred to in Section 13(b) of the Loan Agreement shall have been paid to the Agent or waived in writing by Agent.

(b)       Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to [the Borrower and] Agent and Agent [and Borrower] for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Exhibit B [Schedule 1].

6.       Representations and Warranties.

(a)       The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)       The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower, or the performance or observance by the Borrower, of any of their respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

(c)       The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles; and (iv) it is an Eligible Assignee.

3

7.       Further Assurances.

The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower’s Agent or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

8.       Miscellaneous.

(a)       Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b)       All payments made hereunder shall be made without any set-off or counterclaim.

(c)       The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)       This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)       THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED by and construed in accordance with the substantive laws (other than conflict of law provisions and principles, but including Section 5-1401 and Section 5-1402 of the General Obligations Law) of the State of NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of the United States Federal Court of the Southern District of New York or any New York state court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(f)       THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

4

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

[Consented to and Accepted by

GTY TECHNOLOGY HOLDINGS INC.

By:
Name:
Title:

5

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

NOTICE OF ASSIGNMENT AND ACCEPTANCE

_______________, 20__

Acquiom Agency Services LLC

150 Fifth Street, Suite 2600

Minneapolis, MN 55402

Attention: Jennifer K. Anderson

GTY Technology Holdings Inc.

[insert Borrower’s address]

Attn.:

Ladies and Gentlemen:

We refer to the Loan and Security Agreement, dated as of November 13, 2020 (as amended, amended and restated, modified, supplemented or renewed from time to time, the “Loan Agreement”), among GTY Technology Holdings Inc., a Massachusetts corporation (“Borrower”), each of the subsidiary guarantors party thereto, the several financial institutions from time to time party thereto (including the Assignor, “Lenders”), and ACQUIOM AGENCY SERVICES LLC, as agent for Lenders (“Agent”). Terms defined in the Loan Agreement are used herein as therein defined.

1.       We hereby give you notice of, and request your consent to, the assignment by __________________ (the “Assignor”) to _______________ (the “Assignee”) of _____% of the right, title and interest of the Assignor in and to the Loan Agreement (including the right, title and interest of the Assignor in and to the Commitment of the Assignor) and all outstanding Term Loans made by the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand and agree that the Assignor’s Term Loan Commitment, as of             , 20__, is $ ___________ and the amount of its portion of the outstanding Term Loan is $___________.

2.       The Assignee agrees that, upon receiving the consent of the Agent to such assignment, the Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Loan Agreement.

3.       The following administrative details apply to the Assignee:

(A)       Notice Address:

Assignee name:

Address:

Attention:

Telephone: (___)

1

Telecopier: (___)

Telex (Answerback):

(B)       Payment Instructions:

Account No.:
At:

Reference:
Attention:

4.       You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:
ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

ACQUIOM AGENCY SERVICES LLC, as Agent

By:
Name:
Title:

[gty technology holdings inc., as Borrower

By:
Name:
Title:	]

2

EXHIBIT C

FORM OF EXCESS CASH FLOW CERTIFICATE

Financial Statement Date: __________, _____

To: Acquiom Agency Services LLC, as Agent

Ladies and Gentlemen:

This certificate is given by GTY Technology Holdings Inc., a Massachusetts corporation (the “Agent”), pursuant to Section 9(f)(ii) of that certain Loan and Security Agreement, dated as of November 13, 2020, among Borrower, each of the subsidiary guarantors from time to time party thereto, the financial institutions from time to time party thereto (“Lenders”) and Acquiom Agency Services LLC, as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

The undersigned authorized officer hereby certifies to Agent and Lenders, solely as an officer of Borrower and not individually, that:

(a)                set forth below is a schedule of Excess Cash Flow for the year ended ___________, 20__ and the calculation of the required Prepayment Fee of $_______; and

(b)                the schedule set forth below is based on the audited financial statements which have been delivered to Agent in accordance with Section 9(f) of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate, solely as an officer of Borrower and not individually, this ____ day of ___________, ____.

GTY TECHNOLOGY HOLDINGS INC.
By_______________________________________ Name_____________________________________ Title__________________________ of the Borrower

1

Excess Cash Flow is defined as follows: EBTIDA, for the measurement period	$__________

Minus the sum of (without duplication), for that period of

Regularly scheduled principal payments of Indebtedness (including the Term Loan) and capital leases actually paid in cash in the measurement period

Interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) to the extent actually paid in cash

____________ ____________

Taxes paid in cash based on Borrower’s and its Subsidiaries’ income,

Cash expenditures in respect of hedging arrangements during such year to the extent they exceed the amount of expenditures expensed in determining net income (or net loss) for such year,

The amount representing accrued expenses for cash payments (including with respect to deferred compensation or retirement plan obligations that are not paid in cash during such year); provided such amounts will be added to Excess Cash Flow for the following Excess Cash Period to the extent not paid in cash within such Excess Cash Flow Period (an no future deduction shall be made for purposes of this certificate when such amounts are paid in cash in any future period.

Net noncash gains and credits to the extent included in arriving at net income (or net loss).

____________ ___________ ____________ ____________ ____________
Excess Cash Flow	$__________
Required prepayment percentage[3]	________%
Required prepayment amount	$__________

3 75% of Excess Cash Flow for the fiscal year.

1

exhibit d-1

[Form of] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Date: ____________ ___, 20___

Reference is hereby made to that certain Loan and Security Agreement, dated as of November 13, 2020 (as amended, restated, amended and restated, supplemented, increased, extended, refinanced, renewed, replaced, and/or otherwise modified in writing from time to time, the “Loan Agreement”), by and among GTY Technology Holdings Inc., a Massachusetts corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Acquiom Agency Services LLC, as administrative agent for the Lenders (the “Agent”).

Pursuant to the provisions of Section 2(f)(iv)(B)(ii)(3) of the Loan Agreement, the undersigned hereby certifies that: (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate; (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code; (c) it is not a ten percent (10.0%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W–8BEN or IRS Form W–8BEN–E, as applicable. By executing this certificate, the undersigned agrees that: (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent; and (ii) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed, and currently effective, certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for such terms in the Loan Agreement.

[FOREIGN LENDER NAME]

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]

exhibit d-2

[Form of] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Date: ____________ ___, 20___

Reference is hereby made to that certain Loan and Security Agreement, dated as of November 13, 2020 (as amended, restated, amended and restated, supplemented, increased, extended, refinanced, renewed, replaced, and/or otherwise modified in writing from time to time, the “Loan Agreement”), by and among GTY Technology Holdings Inc., a Massachusetts corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Acquiom Agency Services LLC, as administrative agent for the Lenders (the “Agent”).

Pursuant to the provisions of Section 2(f)(iv)(B)(ii)(4) of the Loan Agreement, the undersigned hereby certifies that: (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate; (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code; (c) it is not a ten percent (10.0%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W–8BEN or IRS Form W–8BEN–E, as applicable. By executing this certificate, the undersigned agrees that: (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing; and (ii) the undersigned shall have at all times furnished such Lender with a properly completed, and currently effective, certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for such terms in the Loan Agreement.

[FOREIGN PARTICIPANT NAME]

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]

exhibit d-3

[Form of] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Date: ____________ ___, 20___

Reference is hereby made to that certain Loan and Security Agreement, dated as of November 13, 2020 (as amended, restated, amended and restated, supplemented, increased, extended, refinanced, renewed, replaced, and/or otherwise modified in writing from time to time, the “Loan Agreement”), by and among GTY Technology Holdings Inc., a Massachusetts corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Acquiom Agency Services LLC, as administrative agent for the Lenders (the “Agent”).

Pursuant to the provisions of Section 2(f)(iv)(B)(ii)(4) of the Loan Agreement, the undersigned hereby certifies that: (a) it is the sole record owner of the participation in respect of which it is providing this certificate; (b) its direct or indirect partners/members are the sole beneficial owners of such participation; (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code; (d) none of its direct or indirect partners/members is a ten percent (10.0%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W–8IMY, accompanied by one of the following forms, from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W–8BEN or IRS Form W–8BEN–E, as applicable; or (ii) an IRS Form W–8IMY, accompanied by an IRS Form W–8BEN or IRS Form W–8BEN–E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that: (A) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender; and (B) the undersigned shall have at all times furnished such Lender with a properly completed, and currently effective, certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for such terms in the Loan Agreement.

[FOREIGN participant NAME]

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]

exhibit d-4

[Form of] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Date: ____________ ___, 20___

Reference is hereby made to that certain Loan and Security Agreement, dated as of November 13, 2020 (as amended, restated, amended and restated, supplemented, increased, extended, refinanced, renewed, replaced, and/or otherwise modified in writing from time to time, the “Loan Agreement”), by and among GTY Technology Holdings Inc., a Massachusetts corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Acquiom Agency Services LLC, as administrative agent for the Lenders (the “Agent”).

Pursuant to the provisions of Section 2(f)(iv)(B)(ii)(4) of the Loan Agreement, the undersigned hereby certifies that: (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate; (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)); (c) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code; (d) none of its direct or indirect partners/members is a ten percent (10.0%) shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code; and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W–8IMY, accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W–8BEN or IRS Form W–8BEN–E, as applicable; or (ii) an IRS Form W–8IMY, accompanied by an IRS Form W–8BEN or IRS Form W–8BEN–E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that: (A) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent; and (B) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed, and currently effective, certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for such terms in the Loan Agreement.

[FOREIGN LENDER NAME]

By:
Name:
Title:

[Remainder of Page Intentionally Left Blank]